Exhibit 10.95

SUBLEASE AGREEMENT

BETWEEN

ALLSTATE INSURANCE COMPANY

("SUBLANDLORD")

AND

E-LOAN, INC.

("SUBTENANT")

SUBLEASE

THIS SUBLEASE ("Sublease"), entered into as of November 11, 2002 (the "Effective Date"), is made by and between ALLSTATE INSURANCE COMPANY ("Sublandlord"), and, E-LOAN, INC. ("Subtenant"), with reference to the following facts:

A. Pursuant to that certain Multi- Tenant Industrial Gross Lease dated November 25, 1998, as amended by the Amendment No. 1 to Multi-Tenant Industrial Gross Lease dated November 25, 1998 (the "Master Lease"), Glenborough Properties, L.P., successor to Creekside South Trust ("Landlord"), as landlord, leased to Sublandlord, as tenant, certain space (the "Master Lease Premises") consisting of approximately 17,315 rentable square feet on the first floor of the Building located at 5875 Arnold Road, Dublin, CA, 94568 (the "Building"). The Master Lease provides, among other things, that all or any portion of the Master Lease Premises may not be subleased without the prior written consent of the Master Landlord, which consent shall be in form satisfactory to Landlord, Sublandlord, and Subtenant ("Landlord's Consent"). A copy of the Master Lease is attached hereto as Exhibit A and incorporated herein by reference. Any capitalized terms used in this Sublease but not defined herein shall have the meanings attributed to them in the Master Lease.

B. Subtenant wishes to sublease from Sublandlord, and Sublandlord wishes to sublease to Subtenant, approximately 17,315 rentable square feet consisting of all Master Lease Premises (the "Subleased Premises") for a term commencing on December 14, 2002 or sooner if agreed to by Sublandlord and Subtenant, as stated in a memorandum of Sublease Commencement signed by both Sublandlord and Subtenant. The Subleased Premises are particularly identified and described on the floor plan attached hereto as Exhibit B and incorporated herein by reference.

C. In addition, Subtenant also wishes to lease from Sublandlord, and Sublandlord wishes to lease to Subtenant, certain equipment and other items (the "Equipment") presently located in the Subleased Premises. The Equipment and the terms and conditions are more particularly described in Exhibit C, which is attached hereto and incorporated herein by reference.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the parties, Sublandlord and Subtenant, hereby agree as follows:

1. Sublease of Subleased Premises. Subject to Sublandlord first obtaining the Landlord's Consent to this Sublease, Sublandlord hereby subleases to Subtenant and Subtenant hereby subleases from Sublandlord for the Sublease Term (as defined in Section 2 hereof), at the rental, and upon all of the terms and conditions set forth herein, the Subleased Premises.

2. Sublease Term. The term of this Sublease ("Sublease Term") shall commence on December 14, 2002 or such earlier date as stated in a memorandum of Sublease Commencement signed by both Sublandlord and Subtenant (the "Commencement Date") and expire, unless sooner terminated as provided herein, on March 24, 2004 (the "Expiration Date"); provided, however, that the Expiration Date shall be extended to March 30, 2004 if Subtenant gives Sublandlord notice of the exercise of its option to purchase the Equipment, as set forth in Exhibit C, on or before February 1, 2004.

3. Subrental.

(a) Rent Payments for Subleased Premises and Equipment. As consideration for the sublease of the Subleased Premises and the lease of the Equipment hereunder, Subtenant shall pay Sublandlord, without any addition, setoff or deduction except as expressly set forth herein, the total rental amount of Twenty-One Thousand, Six Hundred Forty- Three and 75/100 Dollars ($21,643.75) per month ("Rent"). Notwithstanding the date that Subtenant commences occupancy of the Subleased Premises or the date that Sublandlord obtains Landlord's Consent, Subtenant's obligation to pay the Rent and any other sums Subtenant is obligated to pay shall commence on April 1, 2003 and shall continue on a monthly basis under the terms of this Sublease. Rent shall be due and payable, without demand, offset, set-off or deduction except as expressly set forth herein, in advance on the first day of each calendar month (the "Due Date") beginning on April 1, 2003. If any Due Date shall fall due on a Saturday, Sunday or legal holiday, the Rent payment shall be made on the next business day. Rent under this Sublease is a fixed amount, and is not subject to adjustment under Sections 5,6 or 7 of the Master Lease. In the event Sublandlord is entitled to rent abatement under the Master Lease (or otherwise) due to a casualty event or failure to provide the Master Premises with services (each, an "Abatement Event"), then, to the extent such Abatement Event impacts the Subleased Premises, Subtenant shall be entitled to a proportionate Rent abatement.

(b) Prorations. If the termination or expiration of this Sublease occurs on a day other than the last day of a calendar month, the Rent for such fractional month shall be prorated on a per diem basis.

(c) Payment Rent and all other sums due and owing pursuant to the terms of this Sublease shall be payable in lawful money of the United States, by regular bank check of Subtenant, to Sublandlord at the address stated in Section 14 herein or to such other persons or at such other places as Sublandlord may designate in writing. Section 3 of the Master Lease shall not apply to Subtenant.

4. Operating Expenses. Subtenant shall be responsible for the payment of all utility costs, janitorial service, refuse removal, and all charges related to the use and maintenance of the ADT Security System and the Liebert UPS and Supplemental Air Conditioning Unit for the Subleased Premises. Except as provided in this Section, Section 6 of the Master Lease shall not apply to Subtenant.

5. Use and Occupancy. The Subleased Premises shall, notwithstanding any contrary provision of the Master Lease, be used and occupied only for general office and executive purposes by Subtenant, Subtenant's employees and visitors and for no other use or purpose.

6. Security Deposit. On or before the Commencement Date, Subtenant shall deposit the sum of Twenty-One Thousand, Six Hundred Forty-Three and 75/100 Dollars ($21,643.75), ("Deposit") as security for performance of Tenant's obligations under this lease. In the event Subtenant fully complies with all terms and conditions of this Sublease, the Deposit shall be refunded to Subtenant, without interest unless otherwise required by law, upon expiration of this Sublease. Sublandlord may, but is not obligated to, apply a portion of the Deposit to cure any default hereunder and Subtenant shall pay on demand the amount necessary to restore the Deposit in full within ten (10) business days after notice by Sublandlord. If Subtenant has not defaulted under the terms of this Sublease as of the commencement of the last month of the Sublease Term, the Sublandlord shall apply the Deposit to the last month's Rent. If Subtenant has ever defaulted under the terms of this Sublease, whether or not said default was cured, Sublandlord shall have the right to withhold the Deposit until the Subtenant has vacated the Sublease Premises in accordance with this Sublease. The Security Deposit provisions of Section 3.3 of the Master Lease shall not apply to Subtenant.

7. Master Lease and Sublease Terms.

7.1 Subject to Master Lease. The terms, conditions and respective obligations of Sublandlord and Subtenant to each other under this Sublease shall be the terms and conditions of the Master Lease, as it pertains to the Subleased Premises except for those provisions of the Master Lease which are contradicted by this Sublease, in which event the terms of this Sublease shall control over the Master Lease, so long as this Sublease is in effect. Therefore, for the purposes of this Sublease: (a) wherever in the Master Lease the word "Landlord" is used it shall be deemed to mean the Sublandlord herein; (b) wherever in the Master Lease the word "Tenant" is used it shall be deemed to mean the Subtenant herein; (c) wherever in the Master Lease the word "Term" is used it shall be deemed to mean the Sublease Term herein; and (d) wherever in the Master Lease the word "Premises" is used it shall be deemed to mean the Subleased Premises herein, in each case as the same pertains to the Subleased Premises. Any non-liability, release, indemnity or hold harmless provision in the Master Lease for the benefit of Landlord or Tenant that is incorporated herein by reference, shall be deemed to inure to the benefit of Sublandlord and Subtenant, as appropriate, and any other person intended to be benefited by said provision, for the purpose of incorporation by reference in this Sublease. Any right of Landlord under the Master Lease of access or inspection and any right of Landlord under the Master Lease to do work in the Master Lease Premises or in the Building and any right of Landlord under the Master Lease in respect of rules and regulations, which are incorporated herein by reference, shall be deemed to inure to the benefit of Sublandlord and Subtenant, as appropriate, and any other person intended to be benefited by said provision, for the purpose of incorporation by reference in this Sublease. For the purposes of incorporation herein, the terms of the Master Lease are subject to the following additional clarifications and modifications:

(i) In all provisions of the Master Lease (under the terms thereof and without regard to modifications thereof for purposes of incorporation into this Sublease) requiring the approval or consent of Landlord, Subtenant shall be required to obtain the approval or consent of both Sublandlord and Landlord.

(ii) In all provisions of the Master Lease requiring Tenant to submit, exhibit to, supply or provide Landlord with evidence, certificates, or any other matter or thing, Subtenant shall be required to submit, exhibit to, supply or provide, as the case may be, the same to both Landlord and Sublandlord. In any such instance, Sublandlord shall reasonably determine if such evidence, certificate or other matter or thing shall be satisfactory.

(iii) Sublandlord shall have no obligation to restore or rebuild any portion of the Subleased Premises after any casualty, destruction, or taking by eminent domain.

(iv) In all provisions of the Master Lease requiring Tenant to designate Landlord as an additional or named insured on its insurance policy, Subtenant shall be required to so designate Landlord and Sublandlord on its insurance policy.

(v) The Option to Extend in Section 19 of the Master Lease shall not apply to this Sublease.

(vi) Sublandlord and Subtenant expressly acknowledge and agree that the Satellite License Agreement of in Section 21 of the Master Lease shall apply to this Sublease.

7.2 Compliance with Master Lease. During the Sublease Term, Subtenant agrees to perform and comply with, for the benefit of Sublandlord and Landlord, the obligations of Sublandlord, as "Tenant," under the Master Lease, as they pertain to the Subleased Premises, to the extent such obligations are incorporated herein, except where Sublandlord has expressly retained such obligations. Subtenant agrees that it will occupy the Subleased Premises in accordance with the terms of the Master Lease as incorporated herein and will not suffer to be done or omit to do any act which may result in a violation of or a default under any of the terms and conditions of the Master Lease. Provided that Subtenant is not in default under this Sublease, Sublandlord agrees that it will comply with the terms of the Master Lease and will not suffer to be done or omit to do any act which may result in a violation of or a default under any of the terms and conditions of the Master Lease. Subtenant further covenants and agrees to indemnify Sublandlord against and hold Sublandlord harmless from any claim, demand, action, proceeding, suit, liability, loss, judgment, expense (including reasonable attorneys' fees) and damages of any kind or nature whatsoever arising out of, by reason of, or resulting from, Subtenant's failure to perform or observe any of the terms and conditions of the Master Lease or this Sublease. Sublandlord will indemnify Subtenant for its breach of obligations under the Master Lease not caused by Subtenant; or, if Subtenant was not the sole cause of the breach but contributed thereto, Sublandlord's indemnification shall only apply to that portion of the breach which was not a result of Subtenant's contribution. Any other provision in this Sublease to the contrary notwithstanding, Subtenant shall pay to Sublandlord as Rent hereunder any and all sums which Sublandlord may be required to pay the Landlord arising out of a request by Subtenant for additional Building services from Landlord, and which Landlord bills to Sublandlord (e.g., charges associated with non- scheduled common area maintenance).

7.3 Services. Subtenant agrees that Sublandlord shall not be required to perform any of the covenants, agreements and/or obligations of Landlord under the Master Lease and, insofar as any of the covenants, agreements and obligations of Sublandlord hereunder are required to be performed under the Master Lease by Landlord thereunder, and Subtenant acknowledges and agrees that Subtenant will look solely to Landlord for such performance. Sublandlord shall not be responsible for any failure or interruption, for any reason whatsoever, of the services or facilities that may be appurtenant to or supplied at the Building by Landlord or otherwise, including, without limitation, heat, air conditioning, ventilation, life-safety, water, electricity, elevator service and cleaning service, if any; and no failure to furnish, or interruption of, any such services or facilities shall give rise to any (i) abatement, diminution or reduction of Subtenant's obligations under this Sublease (except to the extent set forth herein), or (ii) liability on the part of Sublandlord. Notwithstanding the foregoing, Sublandlord shall promptly take such action as may reasonably be indicated, under the circumstances, to secure such performance upon Subtenant's request to Sublandlord to do so and shall thereafter diligently prosecute such performance on the part of Landlord.

8. Termination of Master Lease. If for any reason the Term of the Master Lease shall terminate prior to the Expiration Date, this Sublease shall thereupon be terminated, and unless such termination of the Master Lease is due to a breach or Default by Sublandlord hereunder or thereunder, Sublandlord shall not be liable to Subtenant by reason thereof. Sublandlord shall have no obligation hereunder to exercise any option contained in the Master Lease.

9. Consents. In any instance when Sublandlord's consent or approval is required under this Sublease, Sublandlord's refusal to consent to or approve any matter or thing shall be deemed reasonable if, among other matters, such consent or approval is required from Landlord under the provisions of the Master Lease as incorporated herein, but such consent has not been obtained from Landlord. Sublandlord shall not unreasonably withhold, condition or delay its consent to or approval of a matter if such consent or approval is required under the provisions of the Master Lease or this Sublease. If Subtenant shall seek the approval by or consent of Sublandlord and Sublandlord shall fail or refuse to give such consent or approval, Subtenant shall not be entitled to any damages for any withholding or delay of such approval or consent by Sublandlord, it being agreed that Subtenant's sole remedy in connection with an alleged wrongful refusal or failure to approve or consent shall be an action for injunction or specific performance. The effectiveness of this Sublease is expressly conditioned upon the parties' receipt, in writing, of Landlord's Consent thereto, in accordance with Paragraph 16 of the Master Lease. Sublandlord shall have no liability in the event Landlord refuses to consent to this Sublease. Sublandlord and Subtenant shall reasonably and mutually cooperate to attempt to obtain Landlord's written consent after they execute this Sublease and deliver it to Landlord for Landlord's review and consent.

10. Attorney's Fees. If Sublandlord or Subtenant brings an action or proceeding to enforce the terms hereof or to declare rights hereunder, the prevailing party who recovers substantially all of the damages, equitable relief or other remedy sought in any such action or proceeding, shall be entitled to its reasonable attorney's fees and costs to be paid by the non-prevailing party, as determined by the court or arbitrator in accordance with applicable law.

11. Acceptance of Subleased Premises. Subtenant represents to Sublandlord that Subtenant has been given the opportunity to inspect the Subleased Premises prior to the Effective Date and has found the same to be satisfactory for all purposes hereunder (subject, however, to the terms hereof); provided that Sublandlord shall deliver the Subleased Premises to Subtenant in substantially the same condition as of the Effective Date, reasonable wear and tear excepted, and the Subleased Premises shall be delivered to Subtenant in broom clean condition with all of Sublandlord's furniture, fixtures and equipment not leased herein removed, the Leased Equipment assembled and in place. Sublandlord shall clean all carpets prior to the Commencement Date ("Sublandlord's Work"). Except for removal of Sublandlord's furniture, fixtures and equipment not leased herein, the requirement of broom clean condition, and the cleaning of all carpets, Subtenant accepts the Subleased Premises in their "As Is", "Where Is" condition as of the Commencement Date, subject to any laws, ordinances, orders, rules, and/or regulations or statutes (state, Federal, municipal, and other agencies and bodies having jurisdiction over the Subleased Premises), hereinafter referred to as "Legal Requirements". Sublandlord represents that it has no knowledge of any current violation(s) of the Legal Requirements or any faults, including but not limited to both latent and patent defects, and warrants that if prior to the Effective Date, Sublandlord does acquire any knowledge of any such violation(s) the Sublandlord shall inform the Subtenant of such violation(s). Sublandlord shall have no obligation to furnish, render or supply any work, labor, or services not otherwise described herein. In making and executing this Sublease, Subtenant has relied solely on such investigations, examinations and inspections as Subtenant has chosen to make or has made and has not relied on any representation or warranty concerning the Subleased Premises or the Building, except as expressly set forth in this Sublease and as set forth in the following sentence. Sublandlord warrants and represents to Subtenant that as of the Effective Date (i) the Master Lease is unmodified and in full force and effect, (ii) no event has occurred or is occurring that would result in Sublandlord's Default under the Master Lease, (iii) Sublandlord is not in Default under the Master Lease, and (iv) to Sublandlord's knowledge, the Landlord is not in Default under the Master Lease. In the event Landlord and Sublandlord amend the Master Lease after the Effective Date but prior to the Commencement Date, Sublandlord shall immediately provide Subtenant with notice of such amendment, and Subtenant shall have the right to terminate this Sublease at any time prior to the Commencement Data; provided, however, that any amendment of the Master Lease occurring after the Effective Date shall be subject ot the terms of this Sublease. The foregoing warranties and representations shall survive any termination or expiration of this Sublease. Except for the warranties and representations set forth above and in this Sublease, Subtenant hereby waives all warranties, express or implied, regarding the Subleased Premises, including, but not limited to, any warranties of title, merchantability or fitness for a particular purpose.

12. Alterations. Subtenant acknowledges that Subtenant is not authorized to make or do any alterations or improvements in or to the Subleased Premises without first obtaining the written approval of Sublandlord in each instance and of Landlord when Landlord's approval is required under the Master Lease.

13. Condition of Premises. Upon termination of this Sublease, Subtenant shall deliver the Subleased Premises to Sublandlord in the same condition as the Subleased Premises were on the Commencement Date, reasonable wear and tear, damage from fire and other casualty and approved alterations when Landlord and Sublandlord specifically waive restoration, excepted. Not later than twenty (20) days prior to the termination of this Sublease, Sublandlord and Subtenant shall jointly inspect the Subleased Premises at a mutually agreeable time to determine the condition of the Subleased Premises. If such mutual inspection discloses the existence of damage to the Subleased Premises that occurred during the Sublease Term that is not reasonable wear and tear, and that is not due to fire or other casualty and therefore not subject to the provisions of Paragraph 13 of the Master Lease, as incorporated herein, then Subtenant shall promptly repair such damage at Subtenant's expense. If Subtenant is unable to complete repairs prior to the termination of this Sublease, Sublandlord may cause such repairs to be completed and Subtenant shall, upon Sublandlord's demand, immediately reimburse Sublandlord the amount of such reasonable excess cost.

14. Notices. Any notice by either party to the other required, permitted or provided for herein shall be valid only if in writing and shall be deemed to be duly given only if (a) delivered personally, or (b) sent by means of Federal Express, UPS Next Day Air or other reputable express mail delivery service guaranteeing next day delivery, or (c) sent by United States Certified or registered mail, return receipt requested, addressed, as the case may be, to the following addresses:

Sublandlord:

Allstate Insurance Company
Allstate Plaza South, Suite G1D
3075 Sanders Road
Northbrook, Illinois 60062-7127
Attention: Real Estate and Construction Department
Fax Number: (847)-402-0684

Subtenant:

Attn: Chief Financial Officer
E-Loan, Inc.
5875 Arnold Road
Dublin, CA 94568
Fax Number (925) 556-4170

or at such other address for either party as that party may designate by notice to the other, pursuant to the notice provisions set forth in this Section. A notice shall be deemed given and effective, if delivered personally, upon hand delivery thereof (unless such delivery takes place after hours or on a holiday or weekend, in which event the notice shall be deemed given on the next succeeding business day); if sent via overnight courier or if mailed by United States certified or registered mail, on the day of receipt or refusal of receipt.

15. Complete Agreement. This Sublease and the Exhibits hereto constitute the entire agreement between the parties and supersede all prior agreements and understandings related to the Subleased Premises. There are no representations, warranties, agreements, arrangements or understandings, oral or written, between the parties or their representatives relating to the subject matter of this Sublease, which are not fully expressed in this Sublease. This Sublease cannot be changed nor may any of its provisions be waived orally or in any other manner other than by a written agreement executed by both parties.

16. Interpretation. Irrespective of the place of execution or performance, this Sublease shall be governed by and construed in accordance with the laws of the State of California, without regard to its conflicts of laws principles. If any provision of this Sublease or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Sublease and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law. The table of contents, captions, headings and titles, if any, in this Sublease are solely for convenience of reference and shall not affect its interpretation. This Sublease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Sublease or any part thereof to be drafted. If any words or phrases in this Sublease shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Sublease shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Sublease and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated. Each covenant, agreement, obligation or other provision of this Sublease shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making same, not dependent on any other provision of this Sublease unless otherwise expressly provided. All terms and words used in this Sublease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. The word "person" as used in this Sublease shall mean a natural person or persons, a partnership, a corporation or any other form of business or legal association or entity.

17. Brokers. Sublandlord and Subtenant each represent to each other that they have dealt with no real estate broker or salesperson in connection with this Sublease except for CB Richard Ellis, Inc. as agent for Sublandlord and Carpenter/Robbins Commercial Real Estate Inc, as agent for Subtenant.

18. Landlord's Consent. Sublandlord and Subtenant acknowledge and agree that the effectiveness of this Sublease is subject to and conditioned upon Sublandlord first obtaining Landlord's Consent to this Sublease. Accordingly, if Landlord's Consent to this Sublease is not obtained by November 15, 2002, each of Sublandlord and Subtenant shall have the right to terminate this Sublease upon the giving of notice as provided herein, in which case it shall be null and void and of no further force and effect, and neither party shall have further obligation or liability to the other party hereunder.

19. Successors and Assigns. The covenants and agreements herein contained shall bind and inure to the benefit of Sublandlord and Subtenant, and their respective executors, administrators, successors and assigns.

20. Counterparts. This Sublease may be executed in separate counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument. This Sublease shall be deemed fully executed when each party hereto has signed and delivered to the other party at least one counterpart, even though no single counterpart contains all of the signatures of both parties hereto.

21. Lease and Purchasing of Equipment. Sublandlord hereby leases to Subtenant, and Subtenant hereby leases from Sublandlord the Equipment, which is described on Exhibit C and scheduled on Exhibit C-1 attached hereto, on the terms and conditions set forth in such Exhibits.

24. Parking. Subtenant shall be granted the same number of parking spaces as provided Sublandlord in Paragraph 20 of the Master Lease ("Parking Space Allocation") to be utilized pursuant to the terms of this Sublease.

25. Broker's Fee. Sublandlord shall be responsible for any commissions, fees or other amounts due and owing CB Richard Ellis or any other individual or entity claiming or through the Subtenant pursuant to a separate agreement.

[SIGNATURE BLOCKS ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereby execute this Sublease as of the Effective Date first above written.

SUBLANDLORD:

ALLSTATE INSURANCE COMPANY

By: __ /s/

Print Name: William B. Moston

Title: Assistant Vice President

SUBTENANT:

E-LOAN, INC.

By: _________/s/____________________

Print Name: Matthew Roberts

Title: CFO

CONSENT TO SUBLEASE

In accordance with the provisions of Section 16 of that certain lease agreement dated November 25, 1998 (the "Lease") between the undersigned, as Landlord, and the Allstate Insurance Company, as Tenant, the undersigned hereby consents to the Sublease Agreement (the Sublease) between Tenant, as "Sublessor", and E-Loan, Inc., as "Sublessee", dated ______________. Provided, however, this consent shall not be deemed in any way to modify or amend any of the terms or provisions of the Lease, it being the intent and understanding of the Landlord in executing this consent that the Sublease is, and shall be, subject and subordinate in all respects to the Lease, and that in the event of any conflict between the terms and conditions of the Lease and the terms and conditions of the Sublease, the terms and conditions of the Lease shall control as between the Landlord and Tenant. Further, and notwithstanding any structuring of obligations and responsibilities between Tenant and Sublessee pursuant to the terms of the Sublease, in accordance with the provisions of Section 16 of the Lease, Tenant remains fully liable for the performance of all applicable obligations and responsibilities of the "Tenant" under the lease. Further, this consent by Landlord shall not be deemed to be a waiver by Landlord of its right to approve any other subletting or assignment, as set forth in the Lease.

Glenborough Properties, L.P.

By: Glenborough Realty Trust Incorporated,

It's General Partner,

By: __________/s/_____________

Its: Vice President

EXHIBIT A

MASTER LEASE

MULTI-TENANT INDUSTRIAL GROSS LEASE (BASE YEAR)

Effective Date: November 25, 1998

(The date set forth below Landlord's signature.)

BASIC LEASE INFORMATION
Landlord:	CREEKSIDE SOUTH TRUST, a Maryland business trust
Landlord's Address For Notice:	Carlyle Realty 4675 MacArthur Court Newport Beach, California 92660 Attn: Paul Brady Telephone: (714) 757-0535 Fax: (714) 757-0720
with copies to:
ZKS Real Estate Partners 3697 Mt. Diablo Boulevard, Suite 100 Lafayette, California 94549 Attn: David A. Kingery Telephone: (925) 283-8280 Fax: (925) 283-7638
Allen, Matkins, Leck, Gamble and Mallory LLP 333 Bush Street, Suite 1700 San Francisco, California 94104 Attn: Richard C. Mallory, Esq. Telephone: (415) 837-1515 Fax: (415) 837-1516
Landlord's Address For Payment of Rent:	Creekside South Trust c/o CB Richard Ellis Department No. 01685 San Francisco, CA 94139-1685
Tenant:	ALLSTATE INSURANCE COMPANY, an Illinois corporation
Tenant's Address For Notice:	ALLSTATE INSURANCE COMPANY 3100 Zinfandel Drive, Suite 400 Rancho Cordova, California 95670 Attn: Property Manager| Telephone: (916) 852-4827 Fax: (916) 852-4984
With a copy to:	ALLSTATE INSURANCE COMPANY 3075 Sanders Road, Suite G1D Northbrook, Illinois 60062 Attn: Real Estate Director Telephone: (847) 402-8061 Fax: (847) 402-0684
Project:	Southern Parcel of Creekside Business Center
Building:	5875 Arnold Road, Dublin, California
Premises:	Approximately 17,315 rentable square feet in the eastern end of the Building as shown in Exhibit "A".
Term:	Five (5) years
Estimated Commencement Date:	April 1, 1999
Base Rent Per Month:	Year of Lease Term	Base Rent Per Month
	1 2 3 4 5	$25,799.35 $26,573.33 $27,370.53 $28,191.65 $29,037.40
Tenant's Share:	Twenty and 23/100 percent (20.23%)
Base Year:	The calendar year 1999
Security Deposit:	None
Broker:	CB Richard Ellis, Inc. for both Landlord and Tenant
Lease Year:	Shall refer to each three hundred sixty-five (365) day period during the Term commencing on the Commencement Date and on each anniversary thereof.
Parking Spaces:	Seventy (70) spaces
Permitted Uses:	General Office and no other uses shall be permitted without the prior written consent of Landlord.
Options:	One (1) option to renew for five (5) years

EXHIBITS

A - Premises

B - Work Letter

C - Commencement Date Memorandum

D - Rules and Regulations

E - Estoppel Certificate

F - Patriot Products Cover Shown Catalog Number: /DRD- MB

The Basic Lease Information set forth above and the Exhibits attached hereto are incorporated into and made a part of the following Lease. Each reference in this Lease to any of the Basic Lease Information shall mean the respective information above and shall be construed to incorporate all of the terms provided under the particular Lease paragraph pertaining to such information. In the event of any conflict between the Basic Lease Information and the provisions of the Lease, the latter shall control.

1. PREMISES. *

1.1 Premises *

1.2 Common Area *

1.3 Reserved Rights *

2. TERM. *

2.1 Commencement Date *

2.2 Possession *

3. RENT. *

3.1 Rent *

3.2 Late Charge and Interest *

3.3 Security Deposit *

4. UTILITIES *

5. TAXES. *

5.1 Increase in Real Property Taxes *

5.2 Definition of Real Property Taxes *

5.3 Personal Property Taxes *

6. OPERATING EXPENSES. *

6.1 Increase in Operating Expenses *

6.2 Definition of Operating Expenses *

6.3 Operating Expense Exclusions *

7. ESTIMATED EXPENSES. *

7.1 Payment *

7.2 Adjustment *

7.3 Audit Right *

8. INSURANCE. *

8.1 Landlord *

8.2 Tenant *

8.3 General. *

8.4 Indemnity *

8.5 Exemption of Landlord from Liability *

9. REPAIRS AND MAINTENANCE. *

9.1 Tenant *

9.2 Landlord *

10. ALTERATIONS. *

10.1 Trade Fixtures; Alterations *

10.2 Damage; Removal *

10.3 Liens *

10.4 Standard of Work *

11. USE *

12. ENVIRONMENTAL MATTERS. *

12.1 Hazardous Materials *

12.2 Indemnification *

12.3 Landlord Warranty *

13. DAMAGE AND DESTRUCTION. *

13.1 Casualty *

13.2 Tenant's Fault *

13.3 Uninsured Casualty *

13.4 Waiver *

14. EMINENT DOMAIN. *

14.1 Total Condemnation *

14.2 Partial Condemnation *

14.3 Award *

14.4 Temporary Condemnation *

15. DEFAULT. *

15.1 Events of Defaults *

15.2 Remedies. *

15.3 Cumulative *

16. ASSIGNMENT AND SUBLETTING *

16.1 Non-Transfers *

17. ESTOPPEL, ATTORNMENT AND SUBORDINATION. *

17.1 Estoppel *

17.2 Subordination *

17.3 Attornment *

18. MISCELLANEOUS. *

18.1 General. *

18.2 Signs *

18.3 Waiver *

18.4 Financial Statements *

18.5 Limitation of Liability *

18.6 Notices *

18.7 Brokerage Commission *

18.8 Authorization *

18.9 Holding Over; Surrender. *

18.10 Joint and Several *

18.11 Covenants and Conditions *

18.12 Addenda *

19. OPTION TO EXTEND. *

19.1 Option Right *

19.2 Option Rent *

19.3 Exercise of Options *

19.4 Determination of Option Rent *

20. PARKING *

21. SATELLITE LICENSE AGREEMENT. *

21.1 License for Antenna *

21.2 Term of License *

21.3 No Rent or Fee for License for Initial Lease Term *

21.4 Utilities *

21.5 Maintenance and Repairs *

21.6 Non-Interference of Equipment *

21.7 Damage or Injury: Indemnification *

21.8 Insurance . *

21.9 Termination of License *

21.10 Other Applicable Provisions of Lease *

  PREMISES.

    Premises. Landlord hereby leases to Tenant the Premises as shown on Exhibit "A" attached hereto, but excluding the Common Area and any other portion of the Project.

    Common Area. Tenant may, subject to rules made by Landlord, use the following areas ("Common Area") in common with Landlord and other tenants of the Project: refuse facilities, landscaped areas, driveways necessary for access to the Premises, parking spaces and other common facilities designated by Landlord from time to time for the common use of all tenants of the Project.

    Reserved Rights. Landlord reserves the right to enter the Premises upon reasonable notice to Tenant (except in case of an emergency) and/or to undertake the following: inspect the Premises and/or the performance by Tenant of the terms and conditions hereof; change boundary lines of the Common Areas; install, use, maintain, repair, alter, relocate or replace any Common Area and any pipes, ducts, conduits, wires, equipment and other facilities in the Building; grant easements on the Project, dedicate for public use portions thereof and record covenants, conditions and restrictions ("CC&R's") affecting the Project and/or amendments to existing CC&R's which do not unreasonably interfere with Tenant's use of the Premises; change the name of the Building or Project; affix reasonable signs and displays; and, during the last nine (9) months of the Term, show the Premises to prospective tenants.

  TERM.

    Commencement Date. The Term of the Lease shall commence ("Commencement Date") on the first day of the first full month following the date on which the Premises are Substantially Complete (as hereinafter defined) except that if Substantial Completion occurs on the first day of a month, that date shall be the Commencement Date, and the Lease shall continue in full force and effect for the period of time specified as the Term or until this Lease is terminated as otherwise provided herein. The Premises shall be deemed to be "Substantially Complete" on the earliest of the date on which: (1) Landlord files or causes to be filed with the City in which the Premises are located (if required) and delivers to Tenant an architect's notice of substantial completion, or similar written notice that the Premises are substantially complete, (2) Tenant commences business operations in the Premises, or (3) a certificate of occupancy is issued for the Premises. Landlord shall arrange for the construction of certain Tenant Improvements (as defined in the Work Letter), if any, in accordance with and subject to the terms of the Work Letter attached hereto as Exhibit "B". Tenant shall, upon demand after delivery of the Premises to Tenant, execute and deliver to Landlord a Commencement Date Memorandum in the form attached hereto as Exhibit "C" acknowledging (i) the Commencement Date, (ii) the final square footage of the Premises, and (iii) Tenant's acceptance of the Premises. If the Premises are not Substantially Complete on the Estimated Commencement Date, this Lease shall remain in effect, Landlord shall not be subject to any liability, and the Commencement Date shall be delayed until the date the Premises are Substantially Complete. Tenant has determined that the Premises are acceptable for Tenant's use and Tenant acknowledges that, except as set forth in the Work Letter, neither Landlord nor any broker or agent has made any representations or warranties in connection with the physical condition of the Premises or their fitness for Tenant's use upon which Tenant has relied directly or indirectly for any purpose. Notwithstanding the foregoing, if Landlord has not delivered the Premises to Tenant with Substantial Completion of the Tenant Improvements by the date which is six (6) months after Tenant's approval of the Construction Drawings pursuant to Section 1 of the Work Letter, subject to any delays caused by Force Majeure and Tenant Delays, then Tenant shall have the right to terminate this Lease upon thirty (30) days' notice to Landlord; provided, however, that if upon such 30-day notice Landlord can substantially complete the Tenant Improvements within ten (10) days of such notice, Landlord shall notify Tenant of Landlord's ability to so complete the Tenant Improvement work and Tenant shall have no right to terminate this Lease.

    Possession. Tenant's possession of the Premises during the period of time, if any, from the date on which Landlord tenders possession of the Premises to Tenant in a Substantially Completed condition (the "Possession Date") to the Commencement Date, shall be subject to all the provisions of this Lease and shall not advance the expiration date. Rent shall be paid for such period at the rate stated in the Basic Lease Information, prorated on the basis of a thirty (30) day month, and shall be due and payable to Landlord on or before the Commencement Date. Tenant shall acknowledge in writing the Possession Date in the form attached hereto as Exhibit "C".

  RENT.

    Rent. Tenant shall pay to Landlord, at Landlord's Address for Payment of Rent designated in the Basic Lease Information, or at such other address as Landlord may from time to time designate in writing to Tenant for the payment of Rent, the Base Rent, without notice, demand, offset or deduction, in advance, on the first day of each calendar month. If the Term commences (or ends) on a date other than the first (or last) day of a month, Base Rent shall be prorated on a per diem basis with respect to the portion of the first month and/or last month within the Term. All sums other than Base Rent which Tenant is obligated to pay under this Lease shall be deemed to be additional rent due hereunder, whether or not such sums are designated "additional rent." The term "Rent" means the Base Rent and all additional rent payable hereunder.

    Late Charge and Interest. The late payment of any Rent will cause Landlord to incur additional costs, including administration and collection costs and processing and accounting expenses and increased debt service ("Delinquency Costs"). If Landlord has not received any installment of Rent within five (5) days after such amount is due, Tenant shall pay a late charge of ten percent (10%) of the delinquent amount, which is agreed to represent a reasonable estimate of the Delinquency Costs incurred by Landlord; provided, however, that Landlord shall provide Tenant notice of such delinquent amount one (1) time in any twelve (12) month period and Tenant shall have five (5) days after receipt of such notice to pay such delinquent amount before Landlord shall charge Tenant any such late charge. In addition, all such delinquent amounts shall bear interest from the date such amount was due until paid in full at a rate per annum ("Applicable Interest Rate") equal to the lesser of (a) the maximum interest rate permitted by law or (b) five percent (5%) above the rate publicly announced by Bank of America, N.A. (or if Bank of America, N.A. ceases to exist, the largest bank then headquartered in the State of California ("Bank") as its "Reference Rate." If the use of the announced Reference Rate is discontinued by the Bank, then the term Reference Rate shall mean the announced rate charged by the Bank which is, from time to time, substituted for the Reference Rate. Landlord and Tenant recognize that the damage which Landlord shall suffer as a result of Tenant's failure to pay such amounts is difficult to ascertain and said late charge and interest are the best estimate of the damage which Landlord shall suffer in the event of late payment. If a late charge becomes payable for any three (3) installments of Rent within any twelve (12) month period, then the Rent shall automatically become due and payable quarterly in advance.

    Security Deposit. Upon the execution of this Lease, Tenant shall pay to Landlord the Security Deposit. The Security Deposit shall secure the full and faithful performance of each provision of this Lease to be performed by Tenant. Landlord shall not be required to pay interest on the Security Deposit or to keep the Security Deposit separate from Landlord's own funds. If Tenant fails to perform fully and timely all or any of Tenant's covenants and obligations hereunder, Landlord may, but without obligation, apply all or any portion of the Security Deposit toward fulfillment of Tenant's unperformed covenants and/or obligations. If Landlord does so apply any portion of the Security Deposit, Tenant shall immediately pay Landlord sufficient cash to restore the Security Deposit to the amount of the then current Base Rent per month. Upon any increase in Base Rent, Landlord may require the Security Deposit to be increased by the amount of the increase in Base Rent per month. After Tenant vacates the Premises, upon the expiration or sooner termination of this Lease, if Tenant is not then in default, Landlord shall return to Tenant any unapplied balance of the Security Deposit.

  UTILITIES. Tenant shall pay all charges for heat, water, gas, electricity, telephone and any other utilities used on or provided to the Premises. Landlord shall not be liable to Tenant for interruption in or curtailment of any utility service, nor shall any such interruption or curtailment constitute constructive eviction or grounds for rental abatement. In the event the Premises is not separately metered, Tenant shall have the option, subject to Landlord's prior written consent and the terms of this Lease, to cause the Premises to be separately metered at Tenant's cost and expense. If Tenant does not elect to cause the Premises to be separately metered, Tenant shall pay a reasonable proration of utilities, as determined by Landlord. Notwithstanding the foregoing, in the event there is an interruption or curtailment in any of the utilities which is specific to the Building and/or Project (as opposed to an interruption or curtailment in any of the utilities which extends beyond the Building or Project) and is caused by an act or omission of Landlord and lasts for more than five (5) consecutive business days or Tenant is otherwise unable to access the Premises for more than five (5) consecutive business days, Tenant shall be entitled to an abatement of Rent.

  TAXES.

    Increase in Real Property Taxes. Tenant shall pay to Landlord Tenant's Share of the Increase in Real Property Taxes. The "Increase in Real Property Taxes" is the increase in Real Property Taxes in any calendar year over the Real Property Taxes in the Base Year.

    Definition of Real Property Taxes. "Real Property Taxes" shall be the sum of the following: all real property taxes, possessory-interest taxes, business or license taxes or fees, service payments in lieu of such taxes or fees, annual or periodic license or use fees, excises, transit and traffic charges, housing fund assessments, open space charges, childcare fees, school, sewer and parking fees or any other assessments, levies, fees, exactions or charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen (including fees "in-lieu" of any such tax or assessment) which are assessed, levied, charged, conferred or imposed by any public authority upon the Project (or any real property comprising any portion thereof) or its operations, together with all taxes, assessments or other fees imposed by any public authority upon or measured by any Rent or other charges payable hereunder, including any gross receipts tax or excise tax levied by any governmental authority with respect to receipt of rental income, or upon, with respect to or by reason of the development, possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof, or documentary transfer taxes upon this transaction or any document to which Tenant is a party creating or transferring an interest in the Premises, together with any tax imposed in substitution, partially or totally, of any tax previously included within the aforesaid definition or any additional tax the nature of which was previously included within the aforesaid definition, together with the costs and expenses (including attorneys and expert witness fees and costs) of challenging any of the foregoing or seeking the reduction in or abatement, redemption or return of any of the foregoing, but only to the extent of any such reduction, abatement, redemption or return. Nothing contained in this Lease shall require Tenant to pay any franchise, corporate, estate or inheritance tax of Landlord, or any income, profits or revenue tax or charge upon the net income of Landlord. Real Property Taxes shall be calculated based on the Real Property Taxes that would have been incurred if the Project was fully occupied (if the actual occupancy rate is less) and to reflect fully built out space within the entire Project.

    Personal Property Taxes. Prior to delinquency, Tenant shall pay all taxes and assessments levied upon trade fixtures, alterations, additions, improvements, inventories and other personal property located and/or installed on the Premises by Tenant; and Tenant shall provide Landlord copies of receipts for payment of all such taxes and assessments. To the extent any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as invoiced by Landlord.

  OPERATING EXPENSES.

    Increase in Operating Expenses. Tenant shall pay to Landlord Tenant's Share of the Increase in Operating Expenses. The "Increase in Operating Expenses" is the increase in Operating Expenses in any calendar year over the Operating Expenses in the Base Year.

    Definition of Operating Expenses. "Operating Expenses" shall include all reasonable and necessary expenses incurred by Landlord in the operation, maintenance, repair and management of the Project, the Common Area and the Building, including, but not limited to, (a) non-structural repairs to and maintenance of the roof, skylights and exterior walls of the Building except for latent defects; (b) repair, maintenance, utility costs and landscaping of the Common Area, including any and all costs of maintenance of common driveways, walkways, landscaping, and other costs which are allocable to the real property of which the Premises are a part under the terms of any CC&R's affecting the real property; (c) insurance deductibles and premiums relating to the insurance maintained by Landlord with respect to the Project; (d) maintenance contracts for heating, ventilation and air-conditioning (HVAC) systems and elevators, if any; and (e) capital improvements made to or capital assets acquired for the Project after the Commencement Date that reduce Operating Expenses or are reasonably necessary for the health and safety of the occupants of the Project or are required under any governmental law or regulation, which capital costs, or an allocable portion thereof, shall be amortized over the useful life as determined by Federal tax guidelines, together with interest on the unamortized balance at the Applicable Interest Rate. Operating Expenses shall also include an administrative fee to Landlord for accounting and project management services relating to the Project in an amount equal to ten percent (10%) of the sum of Operating Expenses (other than the administrative fee, Real Property Taxes and Common Area utility costs). Operating Expenses shall be calculated based on the Operating Expenses that would have been incurred if the Project was fully occupied (if the actual occupancy rate is less) and to reflect fully built out space within the entire Project.

    Operating Expense Exclusions. Notwithstanding the provisions of Section 6.2 above, in no event shall Operating Expenses include any of the following: (i) replacement of or structural repairs to the roof or the exterior walls; (ii) repairs to the extent covered by insurance proceeds, or paid by Tenant or other third parties; (iii) alterations solely attributable to tenants of the Project other than Tenant; (iv) the costs for any utilities which are separately metered to the Premises or to another Tenant's premises, (v) except as provided in Section 6.2 above, capital improvements to the Project, (vi) expenses related to the management and operation of Landlord as an entity to the extent they do not relate to the operation, ownership and maintenance or the Project, except for the management fee permitted above, (vii) any fines or penalties due to any failure by Landlord to remit timely payments and/or violation by Landlord of any governmental rule or authority or Legal Requirements (excepting Tenant's specific compliance obligations hereunder), (viii) profit increment paid to subsidiaries or affiliates of Landlord for services on or to the Project, to the extent only that the costs of such services exceed competitive costs of such services were they not so rendered by a subsidiary or affiliate, (ix) any advertising and promotional expenditures, (x) costs and expenses incurred in connection with repairs or alteration, for defects (including latent defects) in the design or construction of the Project or arising from the failure of the Project to comply with governmental rules or regulations as of the Commencement Date, (xi) items and services for which Tenant or any other tenant in the Project directly reimburses Landlord and costs reimbursed by insurance proceeds, condemnation proceeds or otherwise, (xii) financing and interest charges, and (xiii) salaries of employees not related to the management or maintenance of the Project.

  ESTIMATED EXPENSES.

    Payment. "Estimated Expenses" for any particular year shall mean Landlord's estimate of Increases in Operating Expenses and Real Property Taxes (collectively referred to as "Increases") for a calendar year. On or about the last month of each calendar year, Landlord shall give Tenant notice of the Estimated Expenses for the ensuing calendar year. Tenant shall pay Tenant's Share of the Estimated Expenses with installments of Base Rent in monthly installments of one-twelfth (1/12th) thereof on the first day of each calendar month during such year. If at any time Landlord determines that Operating Expenses and Real Property Taxes are projected to vary from the then Estimated Expenses by more than ten percent (10%), Landlord may, by notice to Tenant, revise such Estimated Expenses, and Tenant's monthly installments for the remainder of such year shall be adjusted so that by the end of such calendar year Tenant has paid to Landlord Tenant's Share of the revised Estimated Expenses for such year.

    Adjustment. "Operating Expenses and Real Property Taxes Adjustment" (or "Adjustment") shall mean the difference between Tenant's Share of Estimated Expenses and Tenant's Share of Increases for any calendar year. After the end of each calendar year, Landlord shall deliver to Tenant a statement of Tenant's Share of Increases for such calendar year, accompanied by a computation of the Adjustment. If Tenant's payments are less than Tenant's Share of Increases, then Tenant shall pay the difference within twenty (20) days after receipt of such statement. Tenant's obligation to pay such amount shall survive the termination of this Lease. If Tenant's payments exceed Tenant's Share of Increases, then (provided that Tenant is not in default), Landlord shall, at Tenant's option, either refund the excess amount to Tenant or credit such excess amount to future installments of Tenant's Share of Increases for the next calendar year. If Tenant is in default, Landlord may, but shall not be required to, credit such amount to Rent arrearages.

    Audit Right. In the event Tenant disputes the amount of the actual Operating Expenses and Property Taxes set forth in the statement delivered by Landlord to Tenant pursuant to this Article 7, Tenant shall have the right, at Tenant's sole cost, after five (5) business days' prior written notice to Landlord, to inspect at Landlord's office during normal business hours Landlord's books and records concerning the Operating Expenses and Real Property Taxes set forth in such statement; provided, however, Tenant shall have no right to conduct such inspection, have an audit performed by the Accountant as described below, or object to or otherwise dispute the amount of the Operating Expenses and Property Taxes set forth in any statement, unless Tenant does so within one (1) year immediately following Landlord's delivery of the particular statement in question (the "Review Period"); provided, further, that notwithstanding any such timely objection, dispute, inspection and/or audit, and as a condition precedent to Tenant's exercise of its right of objection, dispute, inspection and/or audit as set forth in this Section 7.3, Tenant shall not be permitted to withhold payment of, and Tenant shall timely pay to Landlord, the full amounts as required by the provisions of this Article 7 in accordance with such statement provided, however, such payment may be made under protest pending the outcome of any audit which may be performed by the Accountant as described below. If after such inspection, Tenant still disputes the amount of the Operating Expenses and Real Property Taxes set forth in the statement, Tenant shall have the right, within the ninety (90) days thereafter, to cause an independent certified public accountant firm, as selected by Tenant and approved by Landlord (the "Accountant"), to commence and complete an audit of Landlord's books and records to determine the proper amount of the Operating Expenses and Real Property Taxes incurred and amounts payable by Tenant for the particular year which is the subject of such statement, which audit shall be final and binding upon Landlord and Tenant. If such audit reveals that Landlord has over-charged Tenant, then Landlord shall credit against Tenant's rental obligations next falling due the amount of such over-charge with interest at the Applicable Interest Rate. If the audit reveals that the Tenant was under-charged, then within thirty (30) days after the results of such audit are made available to Tenant, Tenant shall reimburse to Landlord the amount of such under-charge with interest at the Applicable Interest Rate. Tenant agrees to pay the costs of such audit unless the Accountant determines that Landlord's original statement which was the subject of such audit was in error to Tenant's disadvantage by more than five percent (5%) of the Operating Expenses and Real Property Taxes. The payment by Tenant of any amounts pursuant to this Article 7 shall not preclude Tenant from questioning the correctness of any statement provided by Landlord at any time during the Review Period, but the failure of Tenant to object in writing thereto, conduct and complete its inspection and request that Landlord have the Accountant conduct the audit as described above prior to the expiration of the Review Period shall be conclusively deemed Tenant's approval of the statement in question and the amount of Operating Expenses and Real Property Taxes shown thereon. Notwithstanding the foregoing, if Tenant disputes a line-item amount on any such statement, Tenant may request a copy of the supporting documents be sent to Tenant without exercising all of Tenant's audit rights as described herein.

  INSURANCE.

    Landlord. Landlord shall maintain insurance insuring the Building against fire and extended coverage (including, if Landlord elects, "all risk" coverage, earthquake/volcanic action, flood and/or surface water insurance) for the full replacement cost of the Building, with deductibles and the form and endorsements of such coverage as selected by Landlord, together with rental abatement insurance against loss of Rent in an amount equal to the amount of Rent for a period of at least twelve (12) months commencing on the date of loss. Landlord may also carry such other insurance as Landlord may deem prudent or advisable, including, without limitation, liability insurance in such amounts and on such terms as Landlord shall determine.

    Tenant. Tenant shall, at Tenant's expense, obtain and keep in force at all times the following insurance:

      Liability Insurance. A commercial general liability insurance policy or an equivalent thereto, written on an occurrence form that includes personal injury coverage, advertising injury coverage, and contractual liability coverage, at Tenant's expense, insuring against liability arising out of the ownership, use, occupancy or maintenance of the Premises, and the business operated by Tenant and any subtenants of Tenant in the Premises. The initial amount of such insurance shall be Two Million Dollars ($2,000,000.00) each occurrence/ Two Million Dollars ($2,000,000.00) general aggregate on a per location basis, Two Million Dollars ($2,000,000) for personal injury and advertising injury coverage and Five Hundred Thousand Dollars ($500,000.00) for property damage. However, the amount of such insurance shall not limit Tenant's liability nor relieve Tenant of any obligation hereunder. Tenant shall, at Tenant's expense, maintain such other liability insurance as Tenant deems necessary to protect Tenant.

      Casualty Insurance. A policy or policies of standard fire, extended coverage and special extended coverage insurance ("All Risks"), including energy systems coverage and a vandalism and malicious mischief endorsement, coverage for water damage to contents, sprinkler leakage coverage and, if required by Landlord, earthquake sprinkler leakage with extended coverage and naming Landlord as an additional insured, in an amount adequate to cover the cost of replacement of all equipment, furniture, fixtures, trade fixtures, and personal property of Tenant or which may be located in, upon or about the Premises in the event of fire or extended coverage loss;

      Workers' Compensation and Employer's Liability Insurance. Workers' compensation insurance having limits not less than those required by state statute and federal statute, if applicable, and covering all persons employed by Tenant in the conduct of its operations on the Premises (including the all states endorsement and, if applicable, the volunteers endorsement), together with employer's liability insurance coverage in the amount of at least One Million Dollars ($1,000,000);

      Business Interruption. Tenant shall obtain and maintain loss of income and extra expense insurance in amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent lessees in the business of Tenant or attributable to prevention of access to the Premises as a result of such perils; provided, however, that Tenant shall have the right to self-insure the insurance described in this Section 8.2.4 pursuant to a "self-insured retention" plan whereby: (a) Tenant shall be responsible for, assume all liability for, and release and waive all right of recovery against Landlord for, the cost of any loss or claim to the extent that such loss or claim would have been covered by the insurance that Tenant would otherwise be required to maintain hereunder, and (b) Tenant shall pay all amounts on behalf of Landlord (and waive, release, protect, indemnify, defend and hold harmless Landlord from and against) all costs, expenses, damages, claims and law suits incurred by Landlord which would have been payable or insured against by a hypothetical third-party insurer for the benefit of Tenant and/or Landlord had Tenant maintained the insurance required under this Section 8.2.4 and had Landlord been named as an additional insured, as applicable, with deemed full waiver of subrogation in favor of Landlord; and with no deductible amount applicable to such policy.

      Additional Insurance Obligations. Such other reasonable types of insurance coverage, including, without limitation, loss of earnings insurance, and in such reasonable amounts covering the Premises and Tenant's operations therein, as may be reasonably requested by Landlord.

    General.

      Insurance Companies. Insurance required to be maintained by Tenant shall be written by companies licensed to do business in the state in which the Premises are located and having a "General Policyholders Rating" of at least A 8 (or such higher rating as may be required by a lender having a lien on the Premises) as set forth in the most current issue of "Best's Insurance Guide."

      Certificates of Insurance. Tenant shall deliver to Landlord certificates of insurance for all insurance required to be maintained by Tenant in a form acceptable to Landlord, no later than seven (7) days prior to the date of possession of the Premises. Tenant shall, at least ten (10) days prior to expiration of the policy, furnish Landlord with certificates of renewal or "binders" thereof. Each certificate shall expressly provide that such policies shall not be cancelable or otherwise subject to modification except after thirty (30) days prior written notice to the parties named as additional insureds in this Lease (except in the case of cancellation for nonpayment of premium in which case cancellation shall not take effect until at least (10) days' notice has been given to Landlord). If Tenant fails to maintain any insurance required in this Lease, Tenant shall be liable for all losses and cost resulting from said failure.

      Additional Insureds. Landlord and any property management company of Landlord for the Premises shall be named as additional insureds under all of the policies required by Section 8.2.1. The policies required under Section 8.2.1 shall provide for severability of interest.

      Primary Coverage. All insurance to be maintained by Tenant shall, except for workers' compensation and employer's liability insurance, be primary, without right of contribution from insurance of Landlord. Any umbrella liability policy or excess liability policy (which shall be in "following form") shall provide that if the underlying aggregate is exhausted, the excess coverage will drop down as primary insurance. The limits of insurance maintained by Tenant shall not limit Tenant's liability under this Lease.

      Waiver of Subrogation. Landlord and Tenant each hereby waive any and all rights of recovery against the other or against the officers, employees, agents and representatives of the other, on account of loss or damage occasioned to such waiving party or its property or the property of others under its control, to the extent that such loss or damage is insured against under any fire and extended coverage insurance policy which either may have in force at the time of such loss or damage. Landlord and Tenant shall, if required, for each of the policies of insurance required under this Lease, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

      Notification of Incidents. Tenant shall notify Landlord within twenty-four (24) hours after the occurrence of any accidents or incidents in the Premises, the Building or Common Areas which could give rise to a claim under any of the insurance policies required under this Section 8.

    Indemnity. Tenant shall indemnify, protect, defend (by counsel reasonably acceptable to Landlord) and hold harmless Landlord and its partners, directors, officers, employees, shareholders, lenders, agents, contractors and each of their successors and assigns (collectively, "Landlord Indemnities") from and against any and all claims, judgments, causes of action, damages, penalties, costs, liabilities, and expenses, including all costs, attorneys' fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon (collectively, "Claims"), arising at any time during or after the Term as a result (directly or indirectly) of or in connection with (i) any default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or (ii) Tenant's use of the Premises, the conduct of Tenant's business or any activity, work or things done, permitted or suffered by Tenant in or about the Premises, the Building, the Common Area or other portions of the Project, except for claims caused solely by Landlord's gross negligence or willful misconduct (such excluded Claims shall be referred to herein as "Landlord Caused Claims"), but specifically including Landlord's negligence (other than gross negligence). The obligations of Tenant under this Section 8.4 shall survive the termination of this Lease with respect to any claims or liability arising prior to such termination. Landlord hereby agrees to protect, defend and indemnify and hold harmless Tenant and Tenant's partners, officers, directors, shareholders, agents and employees (collectively, "Tenant Indemnitees") against and save the Tenant Indemnified Parties harmless from any such Landlord Caused Claims, but only to the extent the Landlord Caused Claims have not otherwise been waived by Tenant pursuant to Section 8.5 below, and are not covered by Tenant's insurance maintained pursuant to this Section 8 (and would not have been covered by such insurance had Tenant obtained the same as required in this Section 8). Notwithstanding anything to the contrary contained in this Lease, including the indemnities set forth in this Section 8.4, nothing in this Lease (including this Section 8) shall impose any obligations on Tenant or Landlord to be responsible or liable for, and each hereby releases the other from, all liability for consequential damages, including, without limitation, in the case of Tenant, any claim relating to any interruption of or interference with the conduct of Tenant's business. If any action or proceeding is brought against the indemnified party for any Claim against which the indemnifying party is obligated to indemnify the indemnified party hereunder, the indemnifying party upon notice from the indemnified party shall defend such action or proceeding at the indemnifying party's sole expense by counsel reasonably acceptable to the indemnified party.

    Exemption of Landlord from Liability. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property including, but not limited to, Tenant's fixtures, equipment, furniture and alterations or injury to persons in, upon or about the Premises, the Building, the Common Area or other portions of the Project arising from any cause, and Tenant hereby waives all claims in respect thereof against Landlord, except such claims as are caused solely by Landlord's gross negligence or willful misconduct. Tenant hereby agrees that Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom or for damage to the property of Tenant, or injury to or death of Tenant, Tenant's employees, invitees, customers, agents or contractors or any other person in or about the Premises, the Building, the Common Area or the Project, whether such damage or injury is caused by fire, steam, electricity, gas, water or rain, or from the breakage, leakage or other defects of sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether said damage or injury results from conditions arising upon the Premises, upon other portions of the Building or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Tenant, except damage or injury caused solely by Landlord's gross negligence or wilful misconduct. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant, if any, of the Building or the Project or Landlord's failure to enforce the terms of any agreements with parties other than Tenant.

  REPAIRS AND MAINTENANCE.

    Tenant. Tenant shall keep and maintain the Premises, including floors and floor coverings, interior plumbing, electrical wiring, fixtures and equipment in good repair and in a clean and safe condition, and repair and/or replace any and all of the foregoing in a good and workmanlike manner; provided, however, that Tenant shall have no obligation to maintain, repair or replace the heating, air conditioning and ventilation system in the Premises. Without limiting the foregoing, Tenant shall, at Tenant's sole expense, (a) immediately replace all broken glass in the Premises with glass equal to or in excess of the specification and quality of the original glass; and (b) repair any area damaged by Tenant, Tenant's agents, employees, invitees and visitors, including any damage caused by any roof penetration, whether or not such roof penetration was approved by Landlord.

    Landlord. Landlord shall repair damage to structural portions of the Building; provided, if such damage is caused by an act or omission of Tenant, then such repairs shall be at Tenant's sole expense. Landlord shall also maintain, repair and replace, as necessary, the heating, air conditioning and ventilation system in the Premises, which costs shall be included as part of Operating Expenses. There shall be no abatement of Rent during the performance of such work. Landlord shall not be liable to Tenant for injury or damage that may result from any defect in the construction or condition of the Premises, nor for any damage that may result from interruption of Tenant's use of the Premises during any repairs by Landlord. Tenant waives any right to repair the Premises, the Building and/or the Common Area at the expense of Landlord under any applicable governmental laws, ordinances, statutes, orders or regulations now or hereafter in effect which might otherwise apply.

  ALTERATIONS.

    Trade Fixtures; Alterations. Tenant may install necessary trade fixtures, equipment and furniture in the Premises, provided that such items are installed and are removable without structural or material damage to the Premises, the Building, the Common Area or the Project. Tenant shall not construct, nor allow to be constructed, any alterations or physical additions in, about or to the Premises costing more than Twenty-Five Thousand Dollars ($25,000.00) or which affect the Building structure without obtaining the prior written consent of Landlord, which consent shall be conditioned upon Tenant's compliance with Landlord's reasonable requirements regarding construction of improvements and alterations but such consent otherwise shall not be unreasonably withheld; provided, however, that Tenant shall notify Landlord of its intent to make any alterations even if Landlord's consent is not required. Tenant shall submit plans and specifications to Landlord with Tenant's request for approval and shall reimburse Landlord for all costs which Landlord may incur in connection with granting approval to Tenant for any such alterations and additions, including any costs or expenses which Landlord may incur in electing to have outside architects and engineers review said matters. Tenant shall file a notice of completion after completion of such work and provide Landlord with a copy thereof. Tenant shall provide Landlord with a set of "as-built" drawings for any such work, if appropriate.

    Damage; Removal. Tenant shall repair all damage to the Premises and/or the Building caused by the installation or removal of Tenant's fixtures, equipment, furniture and alterations. Upon the termination of this Lease, Tenant shall remove any or all alterations, additions, improvements and partitions made or installed by Tenant and restore the Premises to its condition existing prior to the construction of any such items; provided, however, Landlord may permit, upon written notice to Tenant, any such items designated by Landlord to remain on the Premises, in which event they shall be and become the property of Landlord upon the termination of this Lease. All such removals and restoration shall be accomplished in a good and workmanlike manner and so as not to cause any damage to the Premises, the Building, the Common Area or the Project whatsoever. Notwithstanding the foregoing, at the time of Tenant's request for Landlord's consent or Tenant's notice to Landlord of its intention, as applicable, to construct any alterations in the Premises, Landlord shall notify Tenant whether or not such alteration shall be removed upon termination of this Lease so long as in Tenant's request or notice, as applicable, Tenant requests such notice from Landlord.

    Liens. Tenant shall promptly pay and discharge all claims for labor performed, supplies furnished and services rendered at the request of Tenant and shall keep the Premises free of all mechanics' and materialmen's liens in connection therewith. Tenant shall provide at least ten (10) days prior written notice to Landlord before any labor is performed, supplies furnished or services rendered on or at the Premises and Landlord shall have the right to post on the Premises notices of non- responsibility. If any lien is filed, Tenant shall cause such lien to be released and removed within ten (10) days after the date of filing, and if Tenant fails to do so, Landlord may take such action as may be necessary to remove such lien and Tenant shall pay Landlord such amounts expended by Landlord together with interest thereon at the Applicable Interest Rate from the date of expenditure.

    Standard of Work. All work to be performed by or for Tenant pursuant hereto shall be performed diligently and in a first class, workmanlike manner, and in compliance with all applicable laws, ordinances, regulations and rules of any public authority having jurisdiction over the Premises and/or Tenant and Landlord's insurance carriers. Landlord shall have the right, but not the obligation, to inspect periodically the work on the Premises.

  USE. The Premises shall be used only for the Permitted Uses set forth in the Basic Lease Information and for no other uses. Tenant's use of the Premises shall be in compliance with and subject to all applicable governmental laws, ordinances, statutes, orders and regulations and any CC&Rs or any supplement thereto recorded in any official or public records with respect to the Project or any portion thereof. Tenant shall comply with the rules and regulations attached hereto as Exhibit D, together with such additional rules and regulations as Landlord may from time to time prescribe. Tenant shall not commit waste, overload the floors or structure of the Building, subject the Premises, the Building, the Common Area or the Project to any use which would damage the same or increase the risk of loss or violate any insurance coverage, permit any unreasonable odors, smoke, dust, gas, substances, noise or vibrations to emanate from the Premises, take any action which would constitute a nuisance or would disturb, obstruct or endanger any other tenants, take any action which would abrogate any warranties, or use or allow the Premises to be used for any unlawful purpose. Tenant shall have the right to use for its employees and invitees, on an unreserved basis, the number of Parking Spaces indicated in the Basic Lease Information. Tenant shall not use more than the number of spaces allocated to Tenant. Landlord shall not be responsible for non-compliance by any other tenant or occupant with, or Landlord's failure to enforce, any of the rules or regulations or any other terms or provisions of such tenant's or occupant's lease. Tenant shall promptly comply with the reasonable requirements of any board of fire insurance underwriters or other similar body now or hereafter constituted. Tenant shall not do any act which shall in any way encumber the title of Landlord in and to the Premises, the Building or the Project.

  ENVIRONMENTAL MATTERS.

    Hazardous Materials. Tenant shall not cause nor permit, nor allow any of Tenant's employees, agents, customers, visitors, invitees, licensees, contractors, assignees or subtenants (collectively, "Tenant's Parties") to cause or permit, any Hazardous Materials to be brought upon, stored, manufactured, generated, blended, handled, recycled, treated, disposed or used on, under or about the Premises, the Building, the Common Area or the Project, except for routine office and janitorial supplies in usual and customary quantities stored, used and disposed of in accordance with all applicable Environmental Laws. As used herein, "Hazardous Materials" means any chemical, substance, material, controlled substance, object, condition, waste, living organism or combination thereof which is or may be hazardous to human health or safety or to the environment due to its radioactivity, ignitability, corrosivity, reactivity, explosivity, toxicity, carcinogenicity, mutagenicity, phytotoxicity, infectiousness or other harmful or potentially harmful properties or effects, including, without limitation, petroleum and petroleum products, asbestos, radon, polychlorinated biphenyls (PCBs) and all of those chemicals, substances, materials, controlled substances, objects, conditions, wastes, living organisms or combinations thereof which are now or become in the future listed, defined or regulated in any manner by any Environmental Law based upon, directly or indirectly, such properties or effects. As used herein, "Environmental Laws" means any and all federal, state or local environmental, health and/or safety-related laws, regulations, standards, decisions of courts, ordinances, rules, codes, orders, decrees, directives, guidelines, permits or permit conditions, currently existing and as amended, enacted, issued or adopted in the future which are or become applicable to Tenant, the Premises, the Building, the Common Area or the Project. Tenant and Tenant's Parties shall comply with all Environmental Laws and promptly notify Landlord of the violation of any Environmental Law or presence of any Hazardous Materials, other than office and janitorial supplies as permitted above, on the Premises. Landlord shall have the right to enter upon and inspect the Premises and to conduct tests, monitoring and investigations. If such tests indicate the presence of any environmental condition which occurred during the Term of this Lease, Tenant shall reimburse Landlord for the cost of conducting such tests. The phrase "environmental condition" shall mean any adverse condition relating to any Hazardous Materials or the environment, including surface water, groundwater, drinking water supply, land, surface or subsurface strata or the ambient air and includes air, land and water pollutants, noise, vibration, light and odors. In the event of any such environmental condition, Tenant shall promptly take any and all steps necessary to rectify the same to Landlord's reasonable satisfaction or shall, at Landlord's election, reimburse Landlord, upon demand, for the cost to Landlord of performing rectifying work. The reimbursement shall be paid to Landlord in advance of Landlord's performing such work, based upon Landlord's reasonable estimate of the cost thereof; and upon completion of such work by Landlord, Tenant shall pay to Landlord any shortfall within thirty (30) days after Landlord bills Tenant therefore or Landlord shall within thirty (30) days refund to Tenant any excess deposit, as the case may be.

    Indemnification. Tenant shall indemnify, protect, defend (by counsel acceptable to Landlord) and hold harmless Landlord and its partners, directors, officers, employees, shareholders, lenders, agents, contractors and each of their respective successors and assigns (individually and collectively, "Indemnitees") from and against any and all claims, judgments, causes of action, damages, penalties, fines, taxes, costs, liabilities, losses and expenses arising at any time during or after the Term as a result (directly or indirectly) of or in connection with (a) Tenant and/or Tenant's Parties' breach of any prohibition or provision of the preceding section, or (b) the presence of Hazardous Materials on, under or about the Premises or other property as a result (directly or indirectly) of Tenant's and/or Tenant's Parties' activities, or failure to act, in connection with the Premises. This indemnity shall include the cost of any required or necessary repair, cleanup or detoxification, and the preparation and implementation of any closure, monitoring or other required plans, whether such action is required or necessary prior to or following the termination of this Lease. Neither the written consent by Landlord to the presence of Hazardous Materials on, under or about the Premises, nor the strict compliance by Tenant with all Environmental Laws, shall excuse Tenant from Tenant's obligation of indemnification pursuant hereto. Tenant's obligations pursuant to the foregoing indemnity shall survive the termination of this Lease.

    Landlord Warranty. Landlord warrants and represents that Landlord has no actual knowledge of any Hazardous Materials which are not disclosed in the Phase I Environmental Analysis of the Property (the "Phase I Report") which Landlord has provided to Tenant. As used herein, the phrase "actual knowledge" shall mean the actual knowledge of David A. Kingery without investigation or inquiry or duty of investigation or inquiry. David A. Kingery is making such representation and warranty on behalf of Landlord and not in his individual capacity and, as a result, Landlord (and not such individual) shall be liable in the event of a breach of this representation. Tenant acknowledges that, other than the Phase I Report, Landlord has not conducted any other investigations regarding the environmental condition of the Property.

  DAMAGE AND DESTRUCTION.

    Casualty. If the Premises or Building should be damaged or destroyed by fire or other casualty, Tenant shall give immediate written notice to Landlord. Within thirty (30) days after receipt thereof, Landlord shall notify Tenant whether the necessary repairs can reasonably be made: (a) within ninety (90) days; (b) in more than ninety (90) days but in less than one hundred eighty (180) days; or (c) in more than one hundred eighty (180) days from the date of such notice.

      Less Than 90 Days. If the Premises or Building should be damaged only to such extent that rebuilding or repairs can reasonably be completed within ninety (90) days, this Lease shall not terminate and, provided that insurance proceeds are available to fully repair the damage, Landlord shall repair the Premises, except that Landlord shall not be required to rebuild, repair or replace any alterations, partitions, fixtures, additions and other improvements (collectively, "Improvements") which may have been placed in, on or about the Premises by or for the benefit of Tenant; provided, however, that Landlord shall rebuild, repair or replace such Improvements so long as Tenant provides to Landlord any insurance proceeds that it receives pursuant to such damage or destruction. If Tenant is required to vacate all or a portion of the Premises during Landlord's repair thereof, the Base Rent payable hereunder shall be abated proportionately from the date Tenant vacates all or a portion of the Premises only to the extent rental abatement insurance proceeds are received by Landlord and only during the period the Premises are unfit for occupancy.

      Greater Than 90 Days. If the Premises or Building should be damaged only to such extent that rebuilding or repairs can reasonably be completed in more than ninety (90) days but in less than one hundred eighty (180) days, then Landlord shall have the option of: (a) terminating the Lease effective upon the occurrence of such damage, in which event the Rent shall be abated from the date Tenant vacates the Premises; or (b) electing to repair the Premises, provided insurance proceeds are available to fully repair the damage (except that Landlord shall not be required to rebuild, repair or replace any part of the Improvements which may have been placed in, on or about the Premises by or for the benefit of Tenant; provided, however, that Landlord shall rebuild, repair or replace such Improvements so long as Tenant provides to Landlord any insurance proceeds that it receives pursuant to such damage or destruction). If Tenant is required to vacate all or a portion of the Premises during Landlord's repair thereof, the Base Rent payable hereunder shall be abated proportionately from the date Tenant vacates all or a portion of the Premises only to the extent rental abatement insurance proceeds are received by Landlord and only during the period the Premises are unfit for occupancy. In the event that Landlord should fail to substantially complete such repairs within one hundred eighty days (180) days after the date upon which Landlord is notified by Tenant of the casualty (such period to be extended for delays caused by Tenant or because of any items of Force Majeure, as hereinafter defined) and Tenant has not re-occupied the Premises, Tenant shall have the right, as Tenant's exclusive remedy, within ten (10) days after the expiration of such one hundred eighty (180) day period, to terminate this Lease by delivering written notice to Landlord as Tenant's exclusive remedy, whereupon all rights hereunder shall cease and terminate thirty (30) days after Landlord's receipt of such notice.

      Greater Than 180 Days. If the Premises or Building should be so damaged that rebuilding or repairs cannot be completed within one hundred eighty (180) days, either Landlord or Tenant may terminate this Lease by giving written notice within ten (10) days after notice from Landlord specifying such time period of repair; and this Lease shall terminate and the Rent shall be abated from the date Tenant vacates the Premises. In the event that neither party elects to terminate this Lease, Landlord shall promptly commence and diligently prosecute to completion the repairs to the Premises, provided insurance proceeds are available to repair the damage (except that Landlord shall not be required to rebuild, repair or replace any Improvements which may have been placed in, on or about the Premises by or for the benefit of Tenant; provided, however, that Landlord shall rebuild, repair or replace such Improvements so long as Tenant provides to Landlord any insurance proceeds that it receives pursuant to such damage or destruction). If Tenant is required to vacate all or a portion of the Premises during Landlord's repair thereof, the Base Rent payable hereunder shall be abated proportionately from the date Tenant vacates all or a portion of the Premises only to the extent rental abatement insurance proceeds are received by Landlord and only during the period that the Premises are unfit for occupancy.

    Tenant's Fault. If the Premises or any portion of the Building is damaged resulting from the negligence or breach of this Lease by Tenant or any of Tenant's Parties, Rent shall not be reduced during the repair of such damage and Tenant shall be liable to Landlord for the cost of the repair caused thereby to the extent such cost is not covered by insurance proceeds.

    Uninsured Casualty. In the event that the Premises or any portion of the Building is damaged to the extent Tenant is unable to use the Premises and such damage is not covered by insurance proceeds received by Landlord or in the event that the holder of any indebtedness secured by the Premises requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right at Landlord's option either (i) to repair such damage as soon as reasonably possible at Landlord's expense, or (ii) to give written notice to Tenant within thirty (30) days after the date of the occurrence of such damage of Landlord's intention to terminate this Lease as of the date of the occurrence of such damage. In the event Landlord elects to terminate this Lease, Tenant shall have the right within ten (10) days after receipt of such notice to give written notice to Landlord of Tenant's intention to pay the cost of repair of such damage, in which event this Lease shall continue in full force and effect, Landlord shall make such repairs as soon as reasonably possible and Tenant shall reimburse Landlord for such repairs within fifteen (15) days after receipt of an invoice form Landlord. If Tenant does not give such notice within the ten (10) day period, this Lease shall terminate automatically as of the date of the occurrence of the damage.

    Waiver. With respect to any damage or destruction which Landlord is obligated to repair or may elect to repair, Tenant waives all rights to terminate this Lease pursuant to rights otherwise presently or hereafter accorded by law.

  EMINENT DOMAIN.

    Total Condemnation. If all of the Premises is condemned by eminent domain, inversely condemned or sold under threat of condemnation for any public or quasi-public use or purpose ("Condemned"), this Lease shall terminate as of the earlier of the date the condemning authority takes title to or possession of the Premises, and Rent shall be adjusted to the date of termination.

    Partial Condemnation. If any portion of the Premises or the Building is Condemned and such partial condemnation materially impairs Tenant's ability to use the Premises for Tenant's business as reasonably determined by Tenant, Landlord shall have the option of either (i) relocating Tenant to comparable space within the Project or (ii) terminating this Lease as of the earlier of the date title vests in the condemning authority or as of the date an order of immediate possession is issued and Rent shall be adjusted to the date of termination. If such partial condemnation does not materially impair Tenant's ability to use the Premises for the business of Tenant, Landlord shall promptly restore the Premises to the extent of any condemnation proceeds recovered by Landlord, excluding the portion thereof lost in such condemnation, and this Lease shall continue in full force and effect except that after the date of such title vesting Rent shall be adjusted as reasonably determined by Landlord.

    Award. If the Premises are wholly or partially Condemned, Landlord shall be entitled to the entire award paid for such condemnation, and Tenant waives any claim to any part of the award from Landlord or the condemning authority; provided, however, Tenant shall have the right to recover from the condemning authority such compensation as may be separately awarded to Tenant in connection with costs in removing Tenant's merchandise, furniture, fixtures, leasehold improvements and equipment to a new location. No condemnation of any kind shall be construed to constitute an actual or constructive eviction of Tenant or a breach of any express or implied covenant of quiet enjoyment.

    Temporary Condemnation. In the event of a temporary condemnation not extending beyond the Term, this Lease shall remain in effect, Tenant shall continue to pay Rent and Tenant shall receive any award made for such condemnation except damages to any of Landlord's property. If a temporary condemnation is for a period which extends beyond the Term, this Lease shall terminate as of the date of initial occupancy by the condemning authority and any such award shall be distributed in accordance with the preceding section. If a temporary condemnation remains in effect at the expiration or earlier termination of this Lease, Tenant shall pay Landlord the reasonable cost of performing any obligations required of Tenant with respect to the surrender of the Premises.

  DEFAULT.

    Events of Defaults. The occurrence of any of the following events shall, at Landlord's option, constitute an "Event of Default":

      Vacation without the payment of Rent (i.e. Tenant has vacated the Premises and failed to pay rent all as defined in California Civil Code Section 1951.3) or abandonment of the Premises for a period of thirty (30) consecutive days;

      Failure to pay Rent on the date when due and the failure continuing for a period of five (5) days after such payment is due; provided, however, that for the first two (2) times in any consecutive twelve (12) month period during the Lease Term that Tenant has failed to timely pay Rent, Landlord shall provide notice to Tenant of such failure and such failure will constitute an Event of Default, as provided in this Section 15.1, if such failure continues for five (5) days after such notice by Landlord.

      Failure to perform Tenant's covenants and obligations hereunder (except default in the payment of Rent) where such failure continues for a period of thirty (30) days after written notice from Landlord; provided, however, if the nature of the default is such that more than thirty (30) days are reasonably required for its cure, Tenant shall not be deemed to be in default if Tenant commences the cure within the thirty (30) day period and diligently prosecutes such cure to completion;

      The making of a general assignment by Tenant for the benefit of creditors; the filing of a voluntary petition by Tenant or the filing of an involuntary petition by any of Tenant's creditors seeking the rehabilitation, liquidation or reorganization of Tenant under any law relating to bankruptcy, insolvency or other relief of debtors and, in the case of an involuntary action, the failure to remove or discharge the same within sixty (60) days of such filing; the appointment of a receiver or other custodian to take possession of substantially all of Tenant's assets or this leasehold; Tenant's insolvency or inability to pay Tenant's debts or failure generally to pay Tenant's debts when due; any court entering a decree or order directing the winding up or liquidation of Tenant or of substantially all of Tenant's assets; Tenant taking any action toward the dissolution or winding up of Tenant's affairs; the cessation or suspension of Tenant's use of the Premises; or the attachment, execution or other judicial seizure of substantially all of Tenant's assets or this leasehold;

      The making of any material misrepresentation or omission by Tenant or any successor in interest of Tenant in any materials delivered by or on behalf of Tenant to Landlord or Landlord's lender pursuant to this Lease; or

      The occurrence of an Event of Default set forth in Section 15.1.4 or 15.1.5 with respect to any guarantor of this Lease, if applicable.

    Remedies.

      Termination. In the event of the occurrence of any Event of Default, Landlord shall have the right to give a written termination notice to Tenant and, on the date specified in such notice, this Lease shall terminate unless on or before such date all arrears of Rent and all other sums payable by Tenant under this Lease and all costs and expenses incurred by or on behalf of Landlord hereunder shall have been paid by Tenant and all other Events of Default at the time existing shall have been fully remedied to the satisfaction of Landlord.

        Repossession. Following termination, without prejudice to other remedies Landlord may have, Landlord may (i) peaceably re- enter the Premises upon voluntary surrender by Tenant or remove Tenant therefrom and any other persons occupying the Premises, using such legal proceedings as may be available; (ii) repossess the Premises or relet the Premises or any part thereof for such term (which may be for a term extending beyond the Term), at such rental and upon such other terms and conditions as Landlord in Landlord's sole discretion shall determine, with the right to make reasonable alterations and repairs to the Premises; and (iii) remove all personal property therefrom.

        Unpaid Rent. Landlord shall have all the rights and remedies of a landlord provided by applicable law, including the right to recover from Tenant: (a) the worth, at the time of award, of the unpaid Rent that had been earned at the time of termination, (b) the worth, at the time of award, of the amount by which the unpaid Rent that would have been earned after the date of termination until the time of award exceeds the amount of loss of rent that Tenant proves could have been reasonably avoided, (c) the worth, at the time of award, of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of the loss of rent that Tenant proves could have been reasonably avoided, and (d) any other amount, and court costs, necessary to compensate Landlord for all detriment proximately caused by Tenant's default. The phrase "worth, at the time of award," as used in (a) and (b) above, shall be computed at the Applicable Interest Rate, and as used in (c) above, shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

      Continuation. Even though an Event of Default may have occurred, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession; and Landlord may enforce all of Landlord's rights and remedies under this Lease, including the right to recover Rent as it becomes due. Landlord, without terminating this Lease, may, during the period Tenant is in default, enter the Premises and relet the same, or any portion thereof, to third parties for Tenant's account and Tenant shall be liable to Landlord for all costs Landlord incurs in reletting the Premises, including, without limitation, brokers' commissions, expenses of remodeling the Premises and like costs. Reletting may be for a period shorter or longer than the remaining Term. Tenant shall continue to pay the Rent on the date the same is due. No act by Landlord hereunder, including acts of maintenance, preservation or efforts to lease the Premises or the appointment of a receiver upon application of Landlord to protect Landlord's interest under this Lease, shall terminate this Lease unless Landlord notifies Tenant that Landlord elects to terminate this Lease. In the event that Landlord elects to relet the Premises, the rent that Landlord receives from reletting shall be applied to the payment of, first, any indebtedness from Tenant to Landlord other than Base Rent and Tenant's Share of Increases; second, all costs, including maintenance, incurred by Landlord in reletting; and, third, Base Rent and Tenant's Share of Increases under this Lease. After deducting the payments referred to above, any sum remaining from the rental Landlord receives from reletting shall be held by Landlord and applied in payment of future Rent as Rent becomes due under this Lease. In no event, and notwithstanding anything in Section 16 to the contrary, shall Tenant be entitled to any excess rent received by Landlord. If, on the date Rent is due under this Lease, the rent received from the reletting is less than the Rent due on that date, Tenant shall pay to Landlord, in addition to the remaining Rent due, all costs, including maintenance, which Landlord incurred in reletting the Premises that remain after applying the rent received from reletting as provided hereinabove. So long as this Lease is not terminated, Landlord shall have the right to remedy any default of Tenant, to maintain or improve the Premises, to cause a receiver to be appointed to administer the Premises and new or existing subleases and to add to the Rent payable hereunder all of Landlord's reasonable costs in so doing, with interest at the Applicable Interest Rate from the date of such expenditure.

    Cumulative. Each right and remedy of Landlord provided for herein or now or hereafter existing at law, in equity, by statute or otherwise shall be cumulative and shall not preclude Landlord from exercising any other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity, by statute or otherwise. No payment by Tenant of a lesser amount than the Rent nor any endorsement on any check or letter accompanying any check or payment as Rent shall be deemed an accord and satisfaction of full payment of Rent; and Landlord may accept such payment without prejudice to Landlord's right to recover the balance of such Rent or to pursue other remedies.

  ASSIGNMENT AND SUBLETTING. Tenant shall not assign, sublet or otherwise transfer, whether voluntarily or involuntarily or by operation of law (collectively, "Transfer"), the Premises or any part thereof, except as provided in Section 16.2 below, without Landlord's prior written approval, which shall not be unreasonably withheld; provided, however, Tenant agrees it shall be reasonable for Landlord to disapprove of a requested Transfer , if the sublessee or assignee does not have a tangible net worth (as determined in accordance with generally accepted accounting principles consistently applied) equal to or greater than Twenty-Five Million Dollars ($25,000,000) as shown in the financial information provided to Landlord. Except as provided in Section 16.2 below, the merger of Tenant with any other entity or the transfer of any controlling or managing ownership or beneficial interest in Tenant, or the assignment of a substantial portion of the assets of Tenant, whether or not located at the Premises, shall constitute an assignment hereunder. If Tenant desires to Transfer any or all of the Premises, Tenant shall give Landlord written notice thereof with copies of all related documents and agreements associated with the Transfer , including without limitation, the financial statements of any proposed assignee or subtenant, twenty (20) days prior to the anticipated effective date of the Transfer . Tenant shall pay Landlord's reasonable attorneys' fees incurred in the review of such documentation plus an administrative fee of Five Hundred Dollars ($500.00) for each proposed transfer. Landlord shall have a period of ten (10) business days following receipt of such notice and all related documents and agreements to notify Tenant in writing of Landlord's approval or disapproval of the proposed Transfer . If Landlord fails to notify Tenant in writing of such election, Landlord shall be deemed to have disapproved such Transfer . This Lease may not be assigned by operation of law. Any purported Transfer contrary to the provisions hereof shall be void and shall constitute an Event of Default hereunder. If Tenant receives rent or other consideration for any such transfer in excess of the Rent, or in case of the sublease of a portion of the Premises, in excess of such Rent that is fairly allocable to such portion, after appropriate adjustments to assure that all other payments required hereunder are appropriately taken into account, Tenant shall pay Landlord fifty percent (50%) of the difference between each such payment of rent or other consideration and the Rent required hereunder. Landlord may, without waiving any rights or remedies, collect rent from the assignee, subtenant or occupant and apply the net amount collected to the Rent herein reserved and apportion any excess rent so collected in accordance with the terms of the preceding sentence. Such acceptance of Rent shall in no event be deemed to imply that Landlord is approving a subtenant or assignee which Landlord has not approved in writing pursuant to the requirements of this Section 16. Tenant shall continue to be liable as a principal and not as a guarantor or surety to the same extent as though no Transfer had been made. Landlord may consent to subsequent Transfer of this Lease or amendments or modifications to the Lease by assignees of Tenant without notifying Tenant or any successor of Tenant and without obtaining their consent. No permitted Transfer shall be effective until there has been delivered to Landlord a counterpart of the transfer instrument in which the transferee agrees to be and remain jointly and severally liable with Tenant for the payment of Rent pertaining to the Premises and for the performance of all the terms and provisions of this Lease relating thereto arising on or after the date of the transfer.

    Non-Transfers. Notwithstanding anything to the contrary in Section 16, Tenant shall have the right, without prior consent of Landlord, to assign this Lease or sublet the whole or any part of the Premises to a "Tenant Affiliate" (as defined below), and such assignment or sublease shall not be deemed a Transfer under this Section 16, provided that any transfer to a Tenant Affiliate shall be subject to the following conditions: (a) at least twenty (20) days prior to the effective date of the Transfer, Tenant shall deliver to Landlord written notice thereof and any documents or information, including financial information reasonably requested by Landlord regarding such Tenant Affiliate and such assignment or sublease, (b) Tenant shall remain fully liable during the unexpired term of the Lease, including renewal options; (c) such Transfer is not used as a subterfuge by Tenant to avoid its obligations under this Lease or the restrictions on Transfers pursuant to this Section 16, (d) any such Transfer shall be subject to all of the terms, covenants and conditions of the Lease, and (e) the Tenant Affiliate shall expressly assume the obligations of Tenant under the Lease as confirmed in a written assumption agreement reasonably satisfactory to Landlord which shall be consistent with the terms of this Lease. As used in this Lease, "Tenant Affiliate" shall mean and refer to a corporation or entity which (i) is Tenant's parent organization; or (ii) is a wholly-owned subsidiary of Tenant or Tenant's parent corporation; or (iii) is a corporation which Tenant or Tenant's parent owns in excess of twenty-five percent (25%) of the outstanding capital stock; or (iv) is a corporation or entity, resulting from the consolidation or merger with Tenant and/or Tenant's parent corporation, or (v) is a corporation or entity to which substantially all of Tenant's assets may be transferred.

  ESTOPPEL, ATTORNMENT AND SUBORDINATION.

    Estoppel. Within ten (10) business days after request by Landlord, Tenant shall deliver an estoppel certificate duly executed (and acknowledged if required by any lender), in the form attached hereto as Exhibit E, or in such other form as may be acceptable to the lender, which form may include some or all of the provisions contained in Exhibit E, to any proposed mortgagee, purchaser or Landlord. Tenant's failure to deliver said statement in such time period shall be an Event of Default hereunder and shall be conclusive upon Tenant that (a) this Lease is in full force and effect, without modification except as may be represented by Landlord; (b) there are no uncured defaults in Landlord's performance and Tenant has no right of offset, counterclaim or deduction against Rent hereunder; and (c) no more than one month's Base Rent has been paid in advance. If any financier should require that this Lease be amended (other than in the description of the Premises, the Term, the Permitted Use, the Rent or as will in any manner whatsoever adversely affect the rights of Tenant as reasonably determined by Tenant), Landlord shall give written notice thereof to Tenant, which notice shall be accompanied by a Lease supplement embodying such amendments. Tenant shall, within ten (10) days after the receipt of Landlord's notice, execute and deliver to Landlord the tendered Lease supplement.

    Subordination. This Lease shall be subject and subordinate to all ground leases and the lien of all mortgages and deeds of trust which now or hereafter affect the Premises or the Project or Landlord's interest therein, and all amendments thereto, all without the necessity of Tenant's executing further instruments to effect such subordination. If requested, Tenant shall execute and deliver to Landlord within ten (10) business days after Landlord's request whatever documentation that may reasonably be required to further effect the provisions of this paragraph. Landlord shall use its commercially reasonable efforts to obtain an executed subordination, non-disturbance and attornment agreement from any future ground lessor, mortgagee, or deed of trust holder.

    Attornment. In the event of a foreclosure proceeding, the exercise of the power of sale under any mortgage or deed of trust or the termination of a ground lease, Tenant shall, if requested, attorn to the purchaser thereupon and recognize such purchaser as Landlord under this Lease; provided, however, Tenant's obligation to attorn to such purchaser shall be conditioned upon Tenant's receipt of a non-disturbance agreement.

  MISCELLANEOUS.

    General.

      Entire Agreement. This Lease sets forth all the agreements between Landlord and Tenant concerning the Premises; and there are no agreements either oral or written other than as set forth herein.

      Time of Essence. Time is of the essence of this Lease.

      Attorneys' Fees. In any action or proceeding which either party brings against the other to enforce its rights hereunder, the unsuccessful party shall pay all costs incurred by the prevailing party, including reasonable attorneys' fees, which amounts shall be a part of the judgment in said action or proceeding.

      Severability. If any provision of this Lease or the application of any such provision shall be held by a court of competent jurisdiction to be invalid, void or unenforceable to any extent, the remaining provisions of this Lease and the application thereof shall remain in full force and effect and shall not be affected, impaired or invalidated.

      Law. This Lease shall be construed and enforced in accordance with the laws of the state in which the Premises are located.

      No Option. Submission of this Lease to Tenant for examination or negotiation does not constitute an option to lease, offer to lease or a reservation of, or option for, the Premises; and this document shall become effective and binding only upon the execution and delivery hereof by Landlord and Tenant.

      Successors and Assigns. This Lease shall be binding upon and inure to the benefit of the successors and assigns of Landlord and, subject to compliance with the terms of Section 16, Tenant.

      Third Party Beneficiaries. Nothing herein is intended to create any third party benefit.

      Memorandum of Lease. Tenant shall not record this Lease or a short form memorandum hereof without Landlord's prior written consent.

      Agency, Partnership or Joint Venture. Nothing contained herein nor any acts of the parties hereto shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture by the parties hereto or any relationship other than the relationship of landlord and tenant.

      Merger. The voluntary or other surrender of this Lease by Tenant or a mutual cancellation thereof or a termination by Landlord shall not work a merger and shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies.

      Headings. Section headings have been inserted solely as a matter of convenience and are not intended to define or limit the scope of any of the provisions contained therein.

    Signs. All signs and graphics of every kind visible in or from public view or corridors, the Common Areas or the exterior of the Premises shall be subject to Landlord's prior written approval and shall be subject to any applicable governmental laws, ordinances, and regulations and in compliance with Landlord's signage program. Tenant shall remove all such signs and graphics prior to the termination of this Lease. Such installations and removals shall be made in such manner as to avoid injury or defacement of the Premises; and Tenant shall repair any injury or defacement, including without limitation, discoloration caused by such installation or removal. Notwithstanding the foregoing, Tenant shall be entitled to a monument sign (approximately three (3) feet by four (4) feet) near the entrance to the Premises and space on one of the directory signs for the Project installed by Landlord. All fabrication, installation, maintenance, repair, restoration and removal of such signage shall be at Tenant's sole cost and expense and shall be subject to Landlord's approval. All of Tenant's signage shall comply with all applicable governmental regulations and any CC&Rs applicable to the Project.

    Waiver. No waiver of any default or breach hereunder shall be implied from any omission to take action on account thereof, notwithstanding any custom and practice or course of dealing. No waiver by either party of any provision under this Lease shall be effective unless in writing and signed by such party. No waiver shall affect any default other than the default specified in the waiver and then such waiver shall be operative only for the time and to the extent therein stated. Waivers of any covenant shall not be construed as a waiver of any subsequent breach of the same.

    Financial Statements. Tenant shall provide to any lender, purchaser or Landlord, within ten (10) days after request, a current, accurate, annual report for Tenant and Tenant's business.

    Limitation of Liability. The obligations of Landlord under this Lease are not personal obligations of the individual partners, directors, officers, shareholders, agents or employees of Landlord; and Tenant shall look solely to the Building for satisfaction of any liability of Landlord and shall not look to other assets of Landlord nor seek recourse against the assets of the individual partners, directors, officers, shareholders, agents or employees of Landlord. Whenever Landlord transfers its interest, Landlord shall be automatically released from further performance under this Lease and from all further liabilities and expenses hereunder and the transferee of Landlord's interest shall assume all liabilities and obligations of Landlord hereunder from the date of such transfer.

    Notices. All notices to be given hereunder shall be in writing and mailed postage prepaid by certified or registered mail, return receipt requested, or delivered by personal or courier delivery, or sent by facsimile (immediately followed by one of the preceding methods), to Landlord's Address and Tenant's Address, or to such other place as Landlord or Tenant may designate in a written notice given to the other party. Notices shall be deemed served upon the earlier of receipt or three (3) days after the date of mailing.

    Brokerage Commission. Landlord shall pay a brokerage commission to Broker in accordance with a separate agreement between Landlord and Broker. Tenant warrants to Landlord that Tenant's sole contact with Landlord or with the Premises in connection with this transaction has been directly with Landlord and Broker, and that no other broker or finder can properly claim a right to a commission or a finder's fee based upon contacts between the claimant and Tenant. Tenant agrees to indemnify and hold Landlord harmless from any claims or liability, including reasonable attorneys' fees, in connection with a claim by any person for a real estate broker's commission, finder's fee or other compensation based upon any statement, representation or agreement of Tenant, and Landlord agrees to indemnify and hold Tenant harmless from any such claims or liability, including reasonable attorneys' fees, based upon any statement, representation or agreement of Landlord. Landlord and Tenant acknowledge and accept the dual representation of CB Richard Ellis, Inc., in this transaction.

    Authorization. Each individual executing this Lease on behalf of Tenant represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of Tenant and that such execution is binding upon Tenant.

    Holding Over; Surrender.

      Holding Over. If Tenant holds over the Premises or any part thereof after expiration of the Term, such holding over shall constitute a month-to-month tenancy, at a rent equal to one hundred fifty percent (150%) of the Base Rent in effect immediately prior to such holding over and shall otherwise be on all the other terms and conditions of this Lease. This paragraph shall not be construed as Landlord's permission for Tenant to hold over. Acceptance of Rent by Landlord following expiration or termination shall not constitute a renewal of this Lease or extension of the Term except as specifically set forth above. If Tenant fails to surrender the Premises upon expiration or earlier termination of this Lease, Tenant shall indemnify and hold Landlord harmless from and against all loss or liability resulting from or arising out of Tenant's failure to surrender the Premises, including, but not limited to, any amounts required to be paid to any tenant or prospective tenant who was to have occupied the Premises after the expiration or earlier termination of this Lease and any related attorneys' fees and brokerage commissions; provided, however, that such indemnification by Tenant shall be conditional on Landlord notifying Tenant at least thirty (30) days in advance of the date on which such damages will begin to accrue and the approximate amount of such damages.

      Surrender. Upon the termination of this Lease or Tenant's right to possession of the Premises, Tenant will surrender the Premises, together with all keys, in good condition and repair, reasonable wear and tear excepted. Conditions existing because of Tenant's failure to perform maintenance, repairs or replacements shall not be deemed "reasonable wear and tear."

    Joint and Several. If Tenant consists of more than one person, the obligation of all such persons shall be joint and several.

    Covenants and Conditions. Each provision to be performed by Tenant hereunder shall be deemed to be both a covenant and a condition.

    Addenda. The Addenda hereto, if any, and identified with this Lease are incorporated herein by this reference as if fully set forth herein.

  OPTION TO EXTEND.

    Option Right. Landlord hereby grants Tenant one (1) option to extend the initial Term of the Lease for the entire Premises for a period of five (5) years (the "Option Term"), which option shall be exercisable only by written Exercise Notice (as defined below) delivered by Tenant to Landlord as provided below, provided that, as of the date of delivery of such Exercise Notice, Tenant is not in a state of uncured monetary or other default following the expiration of the applicable cure periods under the Lease. Upon the proper exercise of such option to extend, and provided that, as of the end of the initial Term, Tenant is not in default, as described above, under the Lease, the initial Term shall be extended for the Option Term. The rights contained in this Section 19 shall be personal to the original Tenant executing the Lease and any Tenant Affiliate and may only be exercised by the original Tenant or Tenant Affiliate, as the case may be, (not any other assignee, sublessee or other transferee of Tenant's interest in the Lease) if the original Tenant or Tenant Affiliate, as the case may be, occupies the entire Premises as of the date of the Exercise Notice.

    Option Rent. The annual basic rent payable by Tenant during the Option Term (the "Option Rent") shall be equal to the "Fair Market Rent" which for purposes hereof means the annual basic rent, taking into account whether the then current market is using leases based on a base year, an expense stop, or a triple net, at which tenants, as of the commencement of the Option Term, are leasing non-sublease space comparable in size, location and quality to the Premises for a comparable term, which comparable space is located in the Building and in comparable first-class office "flex" buildings with prudent ownership (with management practices comparable with institutional ownership), in the Dublin, California area, taking into consideration all concessions and inducements generally being granted at such time. All other terms and conditions of the Lease shall apply throughout the Option Term; however, any obligation of Landlord to construct Tenant Improvements or provide an allowance shall not apply during the Option Term, except to the extent such provisions are included in the definition of Fair Market Rent, and Tenant shall, in no event, have the option to extend the initial Term of the Lease beyond the Option Term described in Section 19.1 above.

    Exercise of Options. The option contained in this Section 19 shall be exercised by Tenant, if at all, on or before the date (the "Exercise Date") which is at least six (6) months prior to the expiration of the initial Term, as the case may be, by delivering written notice ("Exercise Notice") thereof to Landlord. Tenant may notify Landlord earlier than the Exercise Date of its intent to exercise its option and Landlord will work with Tenant to establish the Fair Market Rent at that time. After the Exercise Date, the parties shall follow the procedure and the Fair Market Rent shall be determined as set forth in Section 19.4 below. Tenant's failure to deliver the Exercise Notice on or before the Exercise Date shall be deemed to constitute Tenant's waiver of its extension right hereunder.

    Determination of Option Rent. In the event Tenant timely and appropriately objects in writing to the Fair Market Rent initially determined by Landlord, Landlord and Tenant shall attempt to agree upon the Fair Market Rent, using their best good-faith efforts. If Landlord and Tenant fail to reach agreement within ten (10) business days following Tenant's objection to the Fair Market Rent (the "Outside Agreement Date"), then each party shall submit to the other party a separate written determination of the Fair Market Rent within fifteen (15) business days after the Outside Agreement Date, and such determinations shall be submitted to arbitration in accordance with Sections 19.4.1 through 19.4.7 below. Failure of Tenant or Landlord to submit a written determination of the Fair Market Rent within such fifteen (15) business day period shall conclusively be deemed to be the non-determining party's approval of the Fair Market Rent submitted within such ten (10) business day period by the other party.

      Landlord and Tenant Arbitrators. Landlord and Tenant shall each appoint one arbitrator who shall by profession be an independent real estate broker who shall have no ongoing business relationship with Tenant or Landlord and who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of first-class office buildings in the Dublin, California area. The determination of the arbitrators shall be limited solely to the issue of whether Landlord's or Tenant's submitted Fair Market Rent is the closest to the actual Fair Market Rent as determined by the arbitrators, taking into account the requirements of Section 19.2. Each such arbitrator shall be appointed within thirty (30) days after the Outside Agreement Date.

      Third Arbitrator. The two (2) arbitrators so appointed shall within ten (10) days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria as set forth hereinabove for qualification of the initial two (2) arbitrators.

      Arbitrator's Decision. The three (3) arbitrators shall within thirty (30) days after the appointment of the third arbitrator reach a decision as to whether Landlord's or Tenant's submitted Fair Market Rent is the closest to the actual Fair Market Rent, and shall use the closest of Landlord's or Tenant's submitted Fair Market Rent as the Fair Market Rent for purposes of calculating the Option Rent, and shall notify Landlord and Tenant thereof.

      Binding Decision. The decision of the majority of the three (3) arbitrators shall be binding upon Landlord and Tenant.

      Failure to Appoint Arbitrator. If either Landlord or Tenant fails to appoint an arbitrator within thirty (30) days after the Outside Agreement Date, the arbitrator appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator's decision shall be binding upon Landlord and Tenant.

      Failure of Arbitrators to Agree. If the two (2) arbitrators fail to agree upon and appoint a third arbitrator within the time period provided in Section 19.2 above, then the parties shall mutually select the third arbitrator. If Landlord and Tenant are unable to agree upon the third arbitrator within ten (10) days, then either party may, upon at least five (5) days' prior written notice to the other party, request the Presiding Judge of the Alameda County Superior Court, acting in his private and nonjudicial capacity, to appoint the third arbitrator. Following the appointment of the third arbitrator, the panel of arbitrators shall within thirty (30) days thereafter reach a decision as to whether Landlord's or Tenant's submitted Fair Market Rent shall be used and shall notify Landlord and Tenant thereof.

      Arbitration Costs. The cost of the arbitrators and the arbitration proceeding shall be paid by the non-prevailing party.

  PARKING. Landlord shall provide, for the initial term of the Lease and any extensions thereof, a minimum of four (4) parking spaces per each one thousand (1,000) Rentable Square Feet of space in the Building then leased by Tenant, including any space leased by Tenant pursuant to Section 21 below, which, based upon the initial rentable square feet of the Premises, is equal to seventy (70) parking spaces. There shall be no charge for parking during the initial Term and any such charge during the Option Term, if any, shall be based on the then current market for the vicinity surrounding the Project.

  SATELLITE LICENSE AGREEMENT.

    License for Antenna. Subject to the terms and conditions set forth in this Article 21, Landlord hereby grants to Tenant a non-exclusive license (the "License") to use an area on the roof of the Building as determined by Landlord subject to Tenant's reasonable approval (the "Licensed Area") for the installation, maintenance and use of a satellite dish and any other related equipment which shall in no event be visible from the ground level of the exterior of the Building and which is described on Exhibit "H" attached hereto ("Equipment"). Landlord agrees to provide Tenant with reasonable riser space and perform other preparation work on the roof in order for Tenant to install the Equipment and Tenant shall have the nonexclusive right to use the vertical shafts and horizontal railways of the Building for cable connecting the Equipment with the Premises. Tenant and Tenant's representatives shall have access to the Licensed Area upon not less than twenty-four (24) hours' prior written notice or less in the case of emergency to the engineer of the Building for the purpose of installing, maintaining, and repairing the Equipment.

    Term of License. The term of this License shall be identical to the Lease Term, subject to sooner termination or extension of the Lease as provided herein. Tenant agrees and acknowledges that any termination of this Lease will automatically terminate the License without any further or additional act by Landlord.

    No Rent or Fee for License for Initial Lease Term. Landlord will not charge Tenant any rent or any fee to use the Licensed Area during the Initial Term or any Option Term.

    Utilities. Tenant agrees to pay for all utility service furnished in connection with Tenant's use of the Equipment above five and a half (5.5) watts [LANDLORD TO CONFIRM], connected load, per rentable square foot of the Premises. Landlord may elect to permit Tenant to connect to Landlord's existing electrical panel serving the roof to draw therefrom normal electrical power for ordinary use of the Equipment. At Landlord's election, Tenant shall pay all of Landlord's reasonable electrical utility charges for such use. Upon Landlord's request, Tenant shall, at its sole cost, separately meter the use of electricity by the Equipment.

    Maintenance and Repairs. Landlord shall not be required to make any changes, improvements or alterations to the Licensed Area, except for the repair of latent defects which shall be Landlord's responsibility and at Landlord's sole cost, and except to the extent required by the provisions of Section 21.7 below, Tenant shall, at Tenant's sole cost and expense, maintain the Equipment in good order and repair throughout the term of this License.

    Non-Interference of Equipment. Tenant warrants and represents that the Equipment shall not unreasonably interfere with Landlord's or Landlord's other tenants' use and enjoyment of (a) the Building's electrical system, air conditioning system, television system, emergency power generation, elevators and other Building equipment or (b) any computer, data processing, word processing or other electrical device located in the Building. Any such interference shall be corrected at Tenant's sole cost. If operation of the Equipment interferes with any other systems or equipment in the Building then, within fifteen (15) business days following written notice from Landlord to Tenant of such interference, Tenant shall have the option either to (i) immediately discontinue its use of the Equipment until such compliance can be assured, or (ii) reposition, if possible, the Equipment to a location designated by Landlord which will remedy the situation. If Tenant is unable to eliminate such interference within fifteen (15) business days after Landlord's notice, then Landlord shall have the right to terminate the license granted hereunder.

    Damage or Injury: Indemnification. Landlord shall have no obligation whatsoever for the design, installation, operation, maintenance, repair, replacement or removal of the Equipment, other than to act in a good and workmanlike manner with respect to the Equipment and other than to assure a location for the Equipment, which allows the Equipment to function in accordance with its specifications and Tenant's requirements; provided, however, that in no event shall the provisions of this Article 21 be deemed to relieve Landlord of liability for its negligence or willful misconduct or that of its agents, employees, or contractors. Tenant hereby assumes all risks of loss, damage or injury to personal property of Tenant or Landlord occurring upon or about the Licensed Area for any cause whatsoever arising from, or relating to the use of the Licensed Area or access thereto by Tenant or its employees or agents and Tenant hereby waives all claims with respect thereof against Landlord. Tenant further agrees to indemnify and hold Landlord harmless from and against any and all actions arising from the performance or lack of performance of any obligation of Tenant hereunder, or arising from any negligent act or omission or willful misconduct of Tenant or its employees or agents, and from all costs, attorneys' fees, expenses and liabilities incurred in connection with any such claim or any action or proceedings brought thereon.

    Insurance. Tenant hereby agrees and acknowledges that Tenant's liability insurance required to be carried under Section 8.2 of this Lease shall apply to and insure the Licensed Area. Additionally, in the event Tenant does not maintain insurance under Section 8.2 hereof relating to the Equipment, Tenant acknowledges that Landlord will not carry any insurance relating to the Equipment, other than the insurance Landlord is required to carry under Article 8, and hereby releases and discharges Landlord from any alleged or implied obligation to replace or rebuild the Equipment.

    Termination of License. Notwithstanding anything to the contrary set forth herein, Tenant agrees that this License will terminate upon the expiration or sooner termination of this Lease, or the expiration of the applicable Option Term, pursuant to any provision hereof. Upon any such termination of the License, Tenant shall remove the Equipment, provided such removal can be accomplished without material damage to the Building or the Licensed Area. In any event, Tenant shall be responsible for repairing any damage to the Licensed Area and shall surrender the Licensed Area to Landlord in good order and repair, reasonable wear and tear excepted.

    Other Applicable Provisions of Lease. Tenant agrees and acknowledges that the provisions of Articles 1, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18, and 19 shall apply to this License and to the Licensed Area. Without limiting the foregoing, Tenant acknowledges and agrees (a) that the License granted hereunder shall be terminated in connection with any other Transfer of the Lease, (b) that Tenant shall comply with any reasonable, nondiscriminatory rules and regulations as may be adopted from time to time by Landlord relating to the Licensed Area and other areas licensed by Landlord for telecommunications equipment, (c) that the installation and maintenance of the Equipment shall be in compliance with all laws, rules and regulations of the City of Dublin and other governmental entities and regulatory agencies having jurisdiction over such matters, (d) that Tenant agrees to pay all fees or taxes resulting from the installation, alteration, maintenance or removal of the Equipment and (e) that no Alterations shall be made to the Equipment without Landlord's consent, in Landlord's reasonable discretion.

  IN WITNESS WHEREOF, the parties have executed this Lease as of the date set forth above.

  "LANDLORD" CREEKSIDE SOUTH TRUST,

  a Maryland business trust

  By: ____/s/ _____________________
  Name: Daniel D'Aniello
  Title: Managing Partner

  "TENANT" ALLSTATE INSURANCE COMPANY,
  an Illinois corporation

  By: ____/s/ _____________________
  Name:      William B. Moston
  Its: Asst. Vice President, Corporate Real Estate & Construction

  By: _______________________
  Name: ________________________
  Its: __________________________

  EXHIBIT "A"

  PREMISES

  EXHIBIT "B"

  WORK LETTER

  Tenant acknowledges and agrees that the Premises have previously been constructed, and is satisfactory and shall be accepted by Tenant in its "AS IS" condition as of the date of execution of this Lease and on the Lease Commencement Date; provided, however, that Landlord shall construct certain modifications to the interior of the Premises pursuant to the Approved Working Drawings in accordance with the following provisions of this Tenant Work Letter.

  SECTION 1

  CONSTRUCTION DRAWINGS FOR THE PREMISES

  By December 31, 1998, Landlord and Tenant will approve a detailed space plan for the construction of certain improvements in the Premises (the "Final Space Plan"). Based upon and in conformity with the Final Space Plan and Allstate Real Estate and Construction Outline Specifications dated October 1, 1997 (the "Specifications"), within five (5) days of the approval of the Final Space Plan, Tenant shall cause its architect and engineers to prepare and deliver to Landlord and Tenant, for both party's approval, detailed specifications and engineered working drawings for the tenant improvements shown on the Final Space Plan (the "Working Drawings"). The Working Drawings shall incorporate modifications to the Final Space Plan as necessary to comply with the floor load and other structural and system requirements of the Building. To the extent that the finishes and specifications are not completely set forth in the Final Space Plan for any portion of the tenant improvements depicted thereon, the actual specifications and finish work shall be in accordance with the Specifications. Within five (5) business days after Tenant's receipt of the Working Drawings, Landlord and Tenant shall approve or disapprove the same, which approval shall not be unreasonably withheld; provided, however, that Tenant may only make specific changes which do not constitute changes which would result in any of the circumstances described in items (i) through (ii) below. Tenant shall cause its architect and engineers to revise the Working Drawings to incorporate required revisions and submit the same for Landlord's approval in accordance with the foregoing provisions, and the parties shall follow the foregoing procedures for approving the Working Drawings until the same are finally approved by Landlord and Tenant. Upon Landlord's and Tenant's approval of the Working Drawings, the same shall be known as the "Approved Working Drawings". Once the Approved Working Drawings have been approved by Landlord and Tenant, Tenant shall make no changes, change orders or modifications thereto without the prior written consent of Landlord, which consent may be withheld in Landlord's sole discretion, if such change or modification would: (i) directly or indirectly delay the Substantial Completion of the Premises; and/or (ii) require any changes to the base, shell and core work or structural improvements or systems of the Building. The Final Space Plan, Specifications, Working Drawings and Approved Working Drawings shall be collectively referred to herein as, the "Construction Drawings". The tenant improvements shown on the Approved Working Drawings shall be referred to herein as the "Tenant Improvements".

  SECTION 2

  CONSTRUCTION AND COSTS

  Within ten (10) days of the approval of the Approved Working Drawings, Tenant and Landlord shall select a general contractor (the "Contractor") through a competitive bid process whereby Landlord shall submit the Construction Drawings to three (3) contractors of which Tenant may select at least one (1) contractor which must be a contractor which is licensed in the State of California, can be bonded, and can provide references on other commercial work which such contractor has performed. Landlord shall cause the Contractor to (i) obtain all applicable building permits for construction of the Tenant Improvements, and (ii) construct the Tenant Improvements as depicted on the Approved Working Drawings, in compliance with such building permits and all applicable laws in effect at the time of construction, including all environmental laws and the Americans with Disabilities Act, and in good workmanlike manner. Landlord shall pay for the cost of the design and construction of the Tenant Improvements, including space planning, engineering, construction drawings, signage, a two and one-half percent (2.5%) construction supervision fee, and any necessary permits, in an amount up to, but not exceeding, Five Hundred Nineteen Thousand Four Hundred Fifty Dollars ($519,450.00) which is equal to Thirty Dollars ($30.00) per Rentable Square Foot of the Premises (the "Tenant Improvement Allowance"); provided, however, that the Tenant Improvement Allowance shall not be used to pay the traffic impact fee which shall be paid separately by Landlord. Tenant shall pay for all costs in excess of the Tenant Improvement Allowance, which payment shall be made to Landlord in cash within ten (10) days after Tenant's receipt of invoice therefor from Landlord. In no event shall Landlord be obligated to pay for any of Tenant's furniture, computer systems, telephone systems, equipment or other personal property which may be depicted on the Construction Drawings; such items shall be paid for by Tenant. Tenant shall be entitled to receive as a credit against Rent any portion of the Tenant Improvement Allowance not used to pay for the cost of the design and construction of the Tenant Improvements.

  SECTION 3

  DELAY IN SUBSTANTIAL

  COMPLETION OF THE TENANT IMPROVEMENTS

  Delay of the Substantial Completion of the Premises. If there shall be a delay or there are delays in the Substantial Completion, as defined in Section 2.1 of the Lease, of the Premises as a direct, indirect, partial, or total result of any of the following (collectively, "Tenant Delays"):

  3.1 Tenant's failure to timely prepare and/or approve the Final Space Plan, the Working Drawings, and the Contractor or any other matter requiring Tenant's approval;

  3.2 A breach by Tenant of the terms of this Work Letter or the Lease;

  3.3 Tenant's request for changes in any of the Construction Drawings;

  3.4 Tenant's requirement for materials, components, finishes or improvements which are not available in a commercially reasonable time given the estimated date of Substantial Completion of the Premises, as set forth in the Lease, or which are different from, or not included in, Landlord's standard improvement package items for the Building;

  3.5 Changes to the base, shell and core work, structural components or structural components or systems of the Building required by the Approved Working Drawings; or

  3.6 Any other acts or omissions of Tenant, or its agents, or employees;

  then, notwithstanding anything to the contrary set forth in the Lease and regardless of the actual date of Substantial Completion, the Lease Commencement Date (as set forth in the Basic Lease Information) shall be deemed to be the date the Lease Commencement Date would have occurred if no Tenant Delay or Delays, as set forth above, had occurred.

  SECTION 4

  MISCELLANEOUS

  Provided that Tenant and its agents do not interfere with Contractor's work in the Building and the Premises, Contractor shall allow Tenant access to the Premises thirty (30) days prior to the Substantial Completion of the Premises for the purpose of Tenant installing overstandard equipment, furniture or fixtures (including Tenant's data and telephone equipment) in the Premises. Prior to Tenant's entry into the Premises as permitted by the terms of this Section 4, Tenant shall submit a schedule to Landlord and Contractor, for their approval, which schedule shall detail the timing and purpose of Tenant's entry. Tenant shall hold Landlord harmless from and indemnify, protect and defend Landlord against any loss or damage to the Premises or Property and against injury to any persons caused by Tenant's actions pursuant to this Section 4.

  Revision: October 1, 1997
  Supersedes Rev. 10/1/96 &
  7/1/95

  R.O., M.C.O., Legal

  ALLSTATE
  CONSTRUCTION OUTLINE SPECIFICATIONS FOR OFFICES

  I. CONSTRUCTION DOCUMENTS -

  A. It shall be the responsibility of the Lessor to have prepared all Construction Documents necessary for the construction of the project. Both the documents and the completed project shall comply with all applicable building and zoning ordinances, state and Federal laws including the Americans with Disabilities Act (ADA) and shall incorporate relevant Underwriters Laboratories (UL) and Commerce & Industry Insurance Company recommendations.

  B. Construction shall not commence until the Construction Documents, cost and construction schedule are reviewed and accepted by the Allstate Insurance Company, Home Office Real Estate and Construction Department, also referred to as the "Lessee."

  C. Construction Documents prepared on CAD (preferably AutoCad, release 13) shall include a furniture plan and complete interior finish schedule with finishes selected from the Allstate standard finish selections. The schedule shall include the location and manufacturer of all finishes as well as a detailed specification. Complete HVAC, electrical, voice & data, plumbing and fire protection drawings shall be provided prior to start of construction. The cost of all Construction Documents and specifications shall be borne by the Lessor. A complete record set of "as- builts" showing floor plans as well as the systems that directly affect the leased space shall be furnished to Lessee at the completion of build-out. "As- built" drawings shall be submitted on a 3-1/2" computer disk compatible with the latest version of AutoCad. As-built drawings shall also include equipment schedules showing manufacturers model numbers, critical data and test results.

  D. Landlord shall warrant the new system installations, including all components, against defects and deficiencies for a period of one (1) year after lease commencement of the leased premises. It is the intent of this specification to require complete building systems whether or not all components are individually referred to in this specification.

  II. INTERIOR CONSTRUCTION -

  A. Interior Partitioning:

  1. Partition framing shall be 3-5/8" metal studs 16" O.C. All demising walls between this tenant space and other tenant spaces, and between this tenant space and corridors, shall contain full thick acoustic insulation and extend to structure. Demising walls shall also be provided around the large double conference room, and around any space adjoining the employee lounge/cafeteria. Movable or demountable partition systems are not acceptable. In Regional Offices demising walls shall be provided around and between the Vice President's office and conference room.

  2. Gypsum board shall be 5/8" thick with all joints taped. Edges of all wallboard shall occur over framing members.

  3. Doors shall be 8'-0" height. All door frames and conference room glass frames (if any), shall be constructed of prefinished aluminum, hollow metal, or hardwood to match doors.

  4. Doors shall be 1-3/4" thick, flush wood solid core with hardwood veneer face suitable for natural finish.

  5. Hardware shall include lever-style locksets and latchsets. Storage and conference rooms as well as the supply room, mail room, phone room and learning center doors shall have locksets. (See Exhibit "B" for Security Details)

  6. Moveable panel walls shall be Kwik Wall Series 2040 panels having an STC rating of 48, or Allstate approved equal. Finish for Kwik Wall shall be color coordinated with the paint colors selected for the surrounding room and shall be submitted to Allstate for approval. Wallcovering to be factory installed on moveable panel walls. Provide sound rated bulkhead above, and where necessary at the sides of the panel wall, with STC rating equal to wall. (For Regions and MCO's only.)

  B. Acoustical Lay-in Ceilings:

  1. Acoustical tile shall be nominal 24" x 24" x 5/8" lay- in, tegular-edged textured ceiling tile, white finish, supported in a white finish 15/16" grid.

  2. Grid system shall be installed in accordance with the Lessee approved reflected ceiling plan.

  3. Ceiling height shall be 9'-0".

  III. INTERIOR FINISHING -

  A. Painting:

  1. Interior walls to be painted shall receive prime and finish coats of eggshell enamel finish, as manufactured by Pratt and Lambert, Benjamin Moore, or comparable quality manufacturer.

  2. Ferrous metals shall be primed and then painted with two (2) coats Alkyd eggshell enamel.

  3. The Lessee will select stain color for doors. Hardwood trim, if any, shall receive matching finish. All stained wood shall receive 2 coats of satin finish varnish.

  Paint Schedule per Office Type:

  Regional Office

  The following rooms or areas shall receive one prime coat and two finish coats of the specified paint:

  Storage rooms

  File room

  Supply room

  Mailroom

  Coat closets

  Telecommunication room

  Market Claims Office

  All rooms and spaces, except Reception area, shall receive one prime coat and two finish coats of the specified paint.

  Legal Office

  The following rooms or areas shall receive one prime coat and two finish coats of the specified paint:

  Storage rooms

  File room

  Supply room

  Mailroom

  Coat closets

  Telecommunication room

  B. Wall Covering:

  Wall covering shall be provided on the walls as listed in the wall covering schedule. The wall covering material shall be the product that is manufactured by:

  Lanark: Ridgeley Type II

  Genon: Cathay Type II

  Tower Contract (J.M. Lynne): Celinni Type I

  MDC/Essex 54 Commercial: Malaya Type II

  Type II wall covering shall be used in the general office areas. Type I wall covering shall only be used in the private offices and conference rooms.

  The Vice President's suite, which includes the Vice President's office, secretary and the Vice President's conference room shall be a contract grade textile wall covering. This material shall be hung in accordance with the manufacturer's instructions on primed surfaces only.

  Typically, there may be four to six wall coverings scheduled for the general office area and two to three wall coverings scheduled for the lunchroom. The lunchroom will be a different color scheme from the office space. Vinyl shall be hung in accordance with the manufacturer's instructions on primed surfaces only.

  Wall Covering Schedule per Office Type:

  Regional Office

  All rooms and spaces shall receive wall covering, except those listed above to receive paint

  Market Claims Office

  Only the Reception area shall receive wall covering.

  Legal Office

  All rooms and spaces shall receive wall covering, except those listed above to receive paint.

  C. Woodwork:

  In Regional Offices only wood base & ceiling crown molding shall be provided in Lobby, Vice President's Office, Vice President's conference room, and V.P. secretary's space, and shall be finished as specified for doors. Profile of moulding to be approved by Lessee.

  D. Resilient Flooring:

  1. Vinyl composition tile shall be 12" x 12" x 1/8" as manufactured by Armstrong, Kentile, Azrock, Johns-Manville or other Lessee approved equal.

  2 Base shall be 4" rubber with cove.

  3. Cafeteria vending area, supply, storage and Telecommunication room shall have vinyl floor tile.

  E. Carpeting:

  1. The carpet shall be the following product that is manufactured by Bentley Mills. Alternate product should not be substituted.

  Wallasey Loop: Field carpet throughout office areas.

  Castle Bay 38: Accent and borders to be used in Conference rooms, meeting rooms and reception area.

  Magna Carta: to be used in the Lunch/Break room.

  Somerset: Regional Vice President suite.

  To ensure competitive pricing, the above product should be purchased through the following source:

  Noland Sales
  111 S. Fairbanks
  Addison, Illinois 60101
  Contact: Mike Ryan (630) 628-1500

  4" rubber cove base shall be provided throughout the general office area and Lunch/Break room.

  2. In Regional Offices only, the Vice President's office, conference room and secretarial area shall have cut pile 1/10 inch gauge construction broadloom carpeting with a minimum face weight of 40 oz., yarn dyed or solution dyed nylon, installed over pad. Carpeting shall have anti-shock protection for the life of the carpet and have a manufacturer's five-year limited warranty against wear. Stripes, borders or other design features shall be provided as necessary to achieve the appearance required by the Lessee.

  3. Deviation from the above guidelines may only be made following Lessee approval of the proposed substitute product.

  F. Kitchen Equipment:

  1. Provide 15 linear feet of plastic laminate faced kitchen cabinets comprised of 24 inch deep base cabinets and 12 inch deep, 30 inch high wall cabinets. Wall cabinets shall be set 30 inches over the counter. Provide post-formed plastic laminate counter top. Provide refrigerator, disposal, dishwasher and undercounter ice maker within the 15 feet. Design shall be ADA compliant.

  2. Appliance Requirements:

  * See Mechanical/Electrical for Utility Services.

Refrigerator:	18 cu. ft. high efficiency CFC free without ice maker.
Microwave Oven:	Provide two units, 1.2 cu. ft. (approx.), both to be built into the upper cabinets, bottom of units shall be mounted 18" over the top of the counter.
Sink:	Elkay. Double-bowl, stainless steel with single ADA compliant lever handle swivel faucets.
Hot Water Dispenser:	Install instant high temperature (minimum 190 degree) hot water dispenser, at least 1/2 gallon per hour capacity.
Ice Maker, Disposal:	Submit specification for Lessee approval.

  3. Vending Area: Rough-ins and over-counter service receptacles

  G. Electric Water Cooler:

  Electric water coolers shall be installed at a rate of one for each 15,000 sq. ft. of net usable area in addition to one in the employees' lounge. Half of all electric water coolers, or more if dictated by Code, shall be ADA compliant. New coolers shall be CFC free. Units shall be wall mounted and deliver at least 3 gallons per hour.

  H. Electric Projection Screens:

  Projection screens shall be 70" x 70", electrically operated 120 volt, 1.13 amp units, with matte white picture surface as manufactured by Da-Lite Corporation, Model "Board Room," in Regional Office conference rooms only. All other screens shall be manually operated version meeting the same criteria for size and picture surface previously described. Provide a screen in each of the two large conference rooms (both sides if split by movable partition) as well as Claim Manager's, conference room or in Regional Offices only, the VP conference room. Method of installation shall be above ceiling, offset mounting; door set flush with ceiling tile and painted to match ceiling. See "Electrical Systems" for related lighting and power requirements.

  I. Mini Blinds:

  Mini blinds shall be provided by Lessor for all exterior windows. Color selection to be acceptable to Lessee.

  J. Roof/Exterior Wall insulation: (for new construction)

  Roof Insulation: Minimum of R-33 with insulation and effective vapor barrier installed as part of the roof construction or tight to the underside of the roof deck if underside needs vapor barrier.

  Exterior Wall Insulation: Minimum of R-19 with vapor barrier installed at interior side.

  Thermal glazing shall be utilized in all exterior windows

  K. Toilet Rooms:

  Toilet Rooms shall be ADA compliant; designed with wall-hung fixtures (water closets, urinals, sinks), and ceiling-hung toilet partitions. A minimum of two urinals shall be provided (one ADA compliant). See "Mechanical Systems" for fresh air and exhaust requirements. A floor drain shall be provided in each toilet room, placed near the water closets, under the partitions.

  L. Exterior Entrance Doors:

  At least one leaf of each entrance door (including Drive-In) shall be constructed with a power-assisted door opener and signage to meet the ADA requirements. See Exhibit "B" for access control requirements.

  IV. MECHANICAL SYSTEMS -

  A. Heating, Ventilation and Air Conditioning (HVAC):

  1. Heating systems shall be capable of maintaining 72 degrees Fahrenheit in all spaces at ASHRAE 99% design winter conditions. In areas with 5,000 or more degree days per year, the heating system shall include hot water perimeter radiant heat below windows. Alternate systems shall be reviewed by Allstate. If electric heat is proposed, projected operating costs shall be provided. The use of dual, triple or high performance glazing does not negate this requirement.

  Entry vestibules from the outside shall be heated.

  2. Cooling systems shall be capable of maintaining 75 degrees Fahrenheit in all spaces at ASHRAE 1.0% dry and wet bulb design summer conditions. Relative humidity shall not exceed 50% at any time.

  3. HVAC Zones. Conditioned air shall be delivered through an overhead exterior wrapped insulated sheet metal duct system with a series of zone control terminal boxes. Fiberglass duct is not acceptable. Separate zones shall be provided for interior and exterior spaces. Dissimilar functional areas shall not be in a common zone. Zones shall not exceed 1,200 square feet. Zones shall include:

  a. All conference rooms to include each side of the split conference rooms.

  b. Lounge and eating areas.

  c. Copier/Printer rooms.

  d. Corner rooms/offices.

  e. Telecommunication equipment rooms.

  f. Lobby.

  g. RVP/Manager's suite.

  h. Learning Center/ALSTAR Rooms.

  Maximum diffuser design shall not exceed 300 CFM. The maximum length of flexible duct to diffusers shall be 6'-0". Plenum return air paths shall be confirmed for the proper air flow. Return air from each room shall be through the ceiling plenum or ducted.

  4. Allstate's internal design heat load is as follows:

  a. Lights and equipment: 7 watts/SF usable (1.5 light, 5.5 power).

  b. People: 1 person/150 sq. ft. usable space.

  The minimum cooling system capacity for Allstate's space shall be a maximum of 350 sq. ft. of usable area per ton of cooling.

  5. The Communication and Data (Telecommunication) equipment room shall be cooled 24 hours per day. This area shall be cooled from a dedicated zone off the building system at a rate of one ton per 150 square feet. Also, a backup and after hours method of cooling shall be provided. This system shall be a Liebert "Mini-Mate", "Mini-Mate Plus", or Allstate approved equal. The system may reject heat to the ceiling plenum if the plenum is large enough to dissipate heat for at least three days continuous operation. Otherwise, a split DX system with heat rejected to the outdoors must be used. The unit need not include humidity control. Provide effective gravity condensate drain to the sanitary drain system.

  6. Ventilation systems shall be designed to provide a circulation rate of at least one CFM per sq. ft. rentable and a minimum of 20 CFM fresh outside air per person in accordance with the latest ASHRAE Performance Guide standards for office occupancies. Office carbon dioxide levels shall remain below 1000 ppm during the normal business day. System noise levels shall not exceed an N.C. of 40 in the work space.

  7. A balancing report shall be provided at the completion of project, from an independent, certified air/water balancing company.

  8. Provide HVAC for Claims Learning Center capable of maintaining 72 degrees Fahrenheit under the previously mentioned ASHRAE design conditions. The design internal heat load per station is: 1,200 BTUH - PC equipment per station; 300 BTUH sensible, people; heat load from lights per actual locations; external heat loads per actual locations. The number of stations shall be as directed by Allstate.

  9. Dedicated Allstate washroom facilities exhaust shall be two CFM/square foot or code requirements if greater. Supply air shall be ducted in to each washroom.

  10. See Exhibit "C" for Garage HVAC requirements.

  11. In new construction easy access for maintenance shall be provided to all the mechanical and electrical equipment. Ladders or stairways shall be provided to penthouse or rooftop equipment spaces.

  B. Fire Protection:

  1. Recessed fire extinguisher cabinets with "ABC" type extinguishers shall be installed as required by local fire marshall and/or code. One fire extinguisher shall also be located in each electrical closet, communications/data room and the lounge/kitchen space.

  2. Smoke detectors shall be furnished in the Telecommunication Room, kitchen/vending area, file/storage and electrical closets and shall be connected as separate zones to the building's fire alarm system (if a central system exists) or to local alarms as required.

  3. Demised spaces shall be furnished with a wet pipe fire protection system having semi-recessed sprinkler heads throughout.

  C. Other Mechanical Services:

  Provide the following services for the appliances and equipment discussed in Section III.

  * All plumbing connections shall be copper tubing.

1. (Two) Microwave ovens:	Ventilation to the ceiling plenum.
2. Sink with disposal:	Valved hot/cold water and drain.
3. Hot water dispenser:	Valved cold water.
4. Ice maker:	Valved cold water.
5. Vending area:	Valved 1/2" water supply.
6. Counter:	Valved 1/2" water supply, under counter for use with coffee maker or similar device.
7. Water Coolers:	Valved cold water and drain.

  V. ELECTRICAL SYSTEMS -

  A. Power:

  1. Provide two (2) isolated ground duplex, 20 amp, 120 volt receptacles for each workstation position. "Workstations" shall be defined as furniture positions (indicated by voice/data/power services) in open areas, in private offices and in designated rooms as noted on Lessee's approved plans. No more than two (2) "workstations" shall be serviced by one circuit. "Workstations" shall be serviced from isolated ground, surge and spike protected panels (see Exhibit D), via isolated ground circuits with dedicated neutral wires per phase. (IEEE Standards recommend a dedicated neutral conductor and a dedicated ground conductor for each circuit.) The three phase power serving these panels shall be from a K13 rated or an oversized transformer and shall include oversized neutral conductors for electronic loads. "Workstation" power receptacles installed in walls shall be mounted 6" above the finished floor and shall be coordinated with the architectural finishes for color and location. Housekeeping and miscellaneous electrical receptacles shall be spaced so one exists within 50 feet of any point on the plan. These receptacles shall be fed from panels other than those serving the workstations and shall comply with the latest local, NEC and ADA requirements. Twenty percent design load for spare circuits shall be provided in all power panels for future requirements. Power poles, undercarpet tape and infloor conduit systems are not acceptable means of distribution.

  2. Electrical design loads for lighting and receptacle power in the Allstate usable space shall be able to accommodate up to 7.0 watts per square foot.

  3. Dedicated Power: Dedicated power circuits, with the appropriate NEMA configuration receptacles, shall be provided at the points indicated on the Lessee approved plan for equipment, i.e., copy machines, LAN/WAN/ servers and dedicated HVAC equipment.

  4. Each Learning Center workstation shall have a dedicated circuit with two duplex 20 amp, 120 volt receptacles.

  5. Provide power, for the appliances and equipment discussed in Section III, per manufacturer's recommendations.

a. Refrigerator:	One 120V, 20 amp dedicated circuit terminated in a duplex receptacle at 36" AFF.
b. Microwave Ovens (Two):	Each, 120V, 20 amp dedicated circuit terminated in a duplex receptacle approximately 44 inches AFF. Provide power and switch to ventilation system.
c. Hot Water Dispenser:	Provide 120V or 208V power per manufacturer's specifications.
d. Provide the appropriate 120 volt power, thermal protection and controls, per manufacturer's specifications or as indicated on the Lessee's approved drawings, for:
(1) Ice Maker - hardwired or NEMA plug (2) Disposal - hardwired with wall switch control (3) Water Coolers - hardwired
e. Projection Screens - See Paragraph III H. Provide recessed mounted control switch at room lighting switches or at room corner closest to the screen.
f. Projectors. See Paragraph III H. Provide a flush mounted receptacle in the floor 8 to 10 feet in front of screens.
g. Vending:	Provide four 120V, 20 amp duplex receptacles with a maximum of two duplex receptacles per one 20 amp circuit at 15" AFF.
h. Kitchen Counter:

  Provide four ground fault (GFIC) protected duplex receptacles with a maximum of two duplex receptacles per 20 amp circuit, equally spaced across the counter top and 6 to 8 inches above the counter top.

  B. Lighting:

  1. The interior lighting system shall comply with the National Energy Policy Act of 1992 and local codes, and shall be sufficient to provide 70-75 maintained footcandles of evenly distributed fluorescent illumination measured at 30" above the finished floor. Fixtures shall be 2' x 4' parabolic lenses with 18 or 27 cell 3" deep or greater, either 120 or 277 volts, electronic ballast with 3-T8, 3500°K lamps. Fixture spacing shall be 8'- 0" on-centers or calculated point-to-point, with perimeter fixtures placed so that none is further than three feet (3'-0") from adjacent walls. Existing fixtures that are reused shall be cleaned, relamped and reballasted. Fluorescent, PL, MR or PAR down and wall wash fixtures shall be provided in the reception lobby, conference rooms and, in Regional Offices RVP suites. See Exhibit "C" for garage lighting. Provide one recessed narrow beam incandescent downlight with recessed slide dimmer at each overhead projector screen location, for illumination for the operator. The downlight shall be installed in the ceiling 8 to 10 feet in front of the screen with the dimmer control located at the room's lighting control (switch) or adjacent to the screen power switch. See Paragraph III H.

  2. Night lighting/emergency lighting shall be provided where indicated on the Lessee's approved plans. Emergency exit lighting shall be spaced throughout the area to conform with local codes and requirements. Toilet rooms shall have continuous burning emergency light. Individual batteries or a generator set shall provide power for the system.

  3. Light switches shall be provided at each entrance to rooms. The 2' x 4' fluorescent lighting in open areas shall be controlled from a bank of wall switches, from motion detectors or from a contactor. No illumination is to be directly controlled from a circuit breaker panel. Conference rooms, training rooms and meeting rooms shall be controlled overall by motion detectors and shall have the capacity of lowering the lighting levels within the room and in front of the screen by means of switching the overhead lamps. Control device locations and cover plates shall be coordinated with architectural finishes.

  4. The exterior lighting for the tenant parking shall have a minimum average lumination of 2.0 footcandles overall and 5.0 footcandles lumination near the building with minimal levels of .5 footcandles at the perimeter.

  C. Telecommunications Support:

  1. The electrical contractor shall furnish and install boxes, raceways, conduits and monuments at "workstation" locations indicated on the approved floor plans to support the Telecommunication system. Separate telecommunication receptacle boxes located in walls shall be set level with the power receptacle boxes. In walls with insulation or other interference a 2" x 4" box shall be furnished with a 3/4" conduit extended to above the suspended ceiling with a 90° bend, and plastic bushing and pull string in the conduit. Where there is no interference, a drywall plaster ring with a pull string to above the ceiling shall be provided. Locations for each telecommunication receptacle shall be coordinated with the Allstate representative and the selected telecommunication contractor, and shall be shown on an Allstate approved floor plan.

  2. Power and Telecommunication wiring shall be provided to each workstation. Acceptable distribution methods are:

  a. In open areas; to a floor mounted monument (Standard Patriot Products Monument) containing both power and Telecommunication receptacles. Methods of distribution are:

  (1) Under raised floor if it is provided in the project.

  (2) Poke through the building floor with distribution through the plenum below.

  (3) Existing "in floor duct system."

  (4) New "in floor duct system."

  (5) When floor monuments cannot be used, wiring through the modular furniture, using conventional power wiring in conduit and telecommunication cable within the furniture to surface mounted power and communication boxes as approved by Allstate. A maximum of six (6) "workstations" shall be serviced from any one entry point.

  NOTE: Due to the variety of buildings the optimum system may be a combination of the above. The Landlord shall state very clearly the method that is proposed for the project location.

  b. In private offices or other designated rooms; to wall mounted receptacles in conventional junction boxes, using conventional wiring methods, fed through the walls from overhead.

  (1) Power poles, under carpet tape and in-floor conduit systems are not acceptable means of distribution.

  D. Telecommunication Room's Power:

  A dedicated power panel shall be provided to serve the telephone and data systems within the Telecommunication room exclusively. This panel shall be surge and spike protected, unless power to the room is serviced from any Uninterruptable Power Supply (See Exhibit E). Distribution within the room may be via surface mounted raceways. Room power shall be provided for, but not limited to, the following:

  1. Dedicated, isolated ground, 20 amp, 120 volt circuits fed from this panel shall service receptacles at the following locations:

  a. At the Central Patch Panel (Item No. 17 in Exhibit "A") racks; one circuit terminating in power strip (Wiremold 200 Plugmold 20-IG-306) installed on the back of the vertical wire management system for each open relay rack.

  b. At the telephone switch. (Power requirements shall be provided by the Allstate representative.)

  c. At each telephone "phone mail" or similar device. (Power requirements and receptacle configuration shall be provided by the Allstate representative.)

  d. At each controller, server, modem and/or CPU. (Power requirement and receptacle configurations shall be provided by the Allstate representative.) A minimum of one (1) receptacle for each two (2) controllers, each server and the security main console.

  2. Power and telecommunication services shall be located for two workstations within the room to be utilized on a part-time basis.

  3. A dedicated, 120V, 20 amp circuit terminated in two separated duplex receptacles intended for printers within the room.

  4. Other services prearranged or specified by Allstate. (UPS is recommended for all equipment within the Telecommunication Room.)

  A copper grounding bar, 1/4" x 2-1/2" x 24" shall be provided on the wall near the open relay rack(s). A #6 AWG green colored insulated ground wire shall be installed from the bar to the derived power system ground terminal. Resistance at the bar shall not exceed 25 ohms. A #6 AWG ground wire shall be connected from each rack to the bar.

  VI. TELECOMMUNICATION TERMINALS-INTEGRATED WIRING SYSTEM -

  Attached hereto as "Exhibit A" is a standard outline specification for the Allstate Integrated Wiring System referred to as the "Telecommunication System". This system shall become an integral part of the Lessor/General Contractor's responsibility for installation/coordination.

  Allstate Insurance Company will approve the Telecommunication Contractor. That contractor and Allstate will develop the "scope of work" and associated costs for each individual project. The selected telecommunication contractor shall work with the General Contractor and his subcontractors to coordinate the installation of a complete and operating telecommunications system under EIA/TIA Standards and within the set time frame of the project. The General Contractor shall retain project control over each of the on-site contractors with responsibility for preparing, coordinating, supervising and final cleaning of the construction area. Close attention shall be paid to the work of the electrical contractor in coordination with the Telecommunication contractor.

  VII. MANUFACTURERS:

  The following manufacturers' equipment has been used successfully on Allstate projects. Others may be suggested for Allstate's specific approval:

  A. MECHANICAL -

  1. Fans/Boxes/Condensers:

  Carrier

  McQuay

  Titus

  York

  Liebert

  Trane Corporation

  2. Controls:

  Landis Gyr/Powers

  Johnson Controls

  Trane Corporation

  3. Boilers:

Slant-Fin	Cleaver Brooks
Burnham	Weil-McClain
HB Smith	Bryan

  4. Unit Heaters:

  Reznor

  Modine

  5. Domestic Water Heaters:

  Rheem

  A. O. Smith

  Ruud

  6. Plumbing Fixtures & Accessories:

  Kohler

  American Standard

  Sloan

  B. ELECTRICAL -

  1. Receptacles/Surge Protectors:

Hubbell	Current Technology
Pass & Seymour	Liebert Corporation
Leviton	LEA Corporation

  2. Lighting Controls:

  Lutron

  Levitron

  Hubbell

  Novitas

  3. Lighting:

  Columbia Lighting Products - to be reviewed by Allstate

  Lithonia Lighting Products

  i.e. 2PM3GD33218LD2771/3GEBGLCRLPS735

  Metalux/Cooper Lighting Products

  i.e. 2P2GAX332S18H277EB81GL

  4. Floor Monuments:

  Littco Industries, Inc. Model PFF-12BA - Available through Mr. Gary Littrell, P.O. Box 3157, Barrington, IL 60010, (847) 934-9500. See Manufacturer's cut sheet supporting this specification, separately distributed.

  Walker (with Allstate approval).

  Square D (with Allstate approval).

  PATRIOT PRODUCTS

  Placer Page

  [Two pages consisting of copy of cover page and description of product page]

  EXHIBIT "A"

  VI. Telecommunication-Terminals-Integrated Wiring System -

  A. General Notes:

  1. Prior to installation, detailed wiring diagrams, material lists, and coordination drawings shall be submitted to Allstate. Drawings shall include Telecommunication Room 1/4" scale floor plan and elevations of rack arrangements. Detailed as-built drawings on CAD disc (latest revision of AutoCad), as well as wiring continuity and testing documentation, shall be submitted upon project completion and prior to final payment. For the purpose of this exhibit, the "Contractor" is the Telecommunication Contractor.

  2. Throughout the entire integrated wiring system cable holders, "D" rings, Velcro wire wraps, etc., shall be provided for wire management along with detailed cable identification. All cable runs shall be run parallel to the building's column lines with vertical risers and drops. Wiring shall present an orderly appearance above ceilings and shall be suspended above the ceiling grid off independent hangers. EIA/TIA working clearances shall be maintained.

  3. Installation shall conform to local, state and Federal codes, standards and recommendations of authority having jurisdiction including, but not limited to NEC, UL, IEEE, CSA, NEMA, EIA/TIA, BICSI, ANSI.

  B. At each workstation location, receptacles (jacks) for telephone and data connections shall be wired via a two "unshielded, four twisted pair" cabling system. Where telephone and data receptacles are wall mounted wiring shall be through junction boxes or drywall rings provided by the electrical contractor. Where workstations are in open areas, away from walls, floor monuments shall be provided at each location by the electrical contractor. Necessary conduit, floor coring or other systems for wiring distribution shall be provided by the electrical contractor. (See Paragraph V. C. in the basic specification.) Power poles, surface wire raceways nor under- carpet tape (flat wire) are not acceptable.

  C. The contractor shall supply, install and test the complete system from the CRT to the controller/server and from the telephone instrument to the telephone switch including, but not limited to, baluns, line cords, patch cords, jacks, plugs, boxes, conduits, patching equipment and racks. All applicable wiring codes shall apply. The total system test shall be coordinated with Allstate and shall meet EIA/TIA 568A, 606, TSB-36, and TSB-40 standards for Category 5 systems.

  D. Material List:

  NOTE: Data Systems are based on a 4/16 Mb token ring Novell LAN, an IBM 3270 system configuration and a ROLM telephone switch. For other phone or data systems, Allstate will provide modifications to this specification. The equipment shown in the attached wiring diagram "Integrated Wiring System" correspond to the item/device numbers listed below. They shall be new, state-of-the-art material as selected from the Manufacturers List in Item 21.

ITEM	DEVICE	DESCRIPTION
1.	FFT/PC:	Furnished and installed by Allstate.
2.	Balun/Filter:

  At FFT/PC. Furnished and installed by Contractor. Coax balun shall be two conductor, Pins 2 & 5 active and shall have matching impedance with the balun in item "13", Media filters shall be by AIC. Coordinate with AIC Representative.

3.	Line Cord:	Furnished and installed by Contractor.
(3a)

  Low speed data system shall be UTP, 24 AWG, 4 conductor with a 6 pin RJ11 male plug at one end and an RJ45 plug at the other, wired per USOC pinning designation. For Pair 1 - blue pair - Pins 4 & 5 (RJ45) and 3 & 4 (RJ11). For 2 - orange pair - Pins 3 & 6 (RJ45) and 2 & 5 (RJ11).

(3b)

  High speed data system shall be UTP, 24 AWG, 8 conductor with an 8 pin RJ45 male plug at each end wired to EIA/TIA 568A wiring standards. For Pair 1 - Pins 4 & 5 (blue). For Pair 2 - Pins 3 & 6 (orange). For Pair 3 - Pins 1 & 2 (green). For Pair 4 - Pins 7 & 8 (brown).

	NOTE:	Pin configuration shall be confirmed for each system with Allstate. Line cords shall be color identifiable.
4.	Telephone:	Furnished and installed by others (telephone contract is not in this project scope).
5.	Line Cord
	(Telephone):	Furnished and installed by others (telephone contract is not in this project scope).
6.	Terminal Box:

  Floor monument and wall junction box shall be furnished and installed by the Electrical Contractor under Section V of the basic specification. Communication and data material/devices shall be furnished and installed by the Telecommunication Contractor.

  * Three (3) RJ45 communication jacks shall be wired off the blue category 5 UTP four twisted pair cable. The blue pair to be terminated on pins 4 & 5 of a blue category 5 jack, the orange pair to be terminated on pins 4 & 5 of an orange category 5 jack and the green and brown pairs to be terminated on pins 4 & 5 and 3 & 6 respectively of a black category 5 jack.

  One (1) RJ45 communication jack shall be wired off the white category 5 UTP four twisted pair cable. Termination to a white category 5 jack shall comply with 568A Standards. The jack locations in the Patriot Monument shall be arranged blue, orange, black and white with two (2) future jacks to be blanked with a space block.

	NOTE:	Plug type and pin configuration shall match the system being installed. (See Item No. 3.)

  * Alternate: Two (2) RJ45 communication jacks shall be wired off the blue category 5 UTP four twisted pair cable. The blue and orange pairs to one blue category 5 jack pinned 4 & 5 and 3 & 6 respectively and the green and brown pairs to one black category 5 jack pinned 4 & 5 and 3 & 6 respectively.

7.	Paired Cable:

  Furnished and installed by the Contractor. Telephone and low speed data cable shall be Category 5, 24 AWG, solid copper, UTP, with EIA rating "Data Grade" with a blue outer jacket 100 ohm impedance, max. 17.0 pf/ft. capacitance and min. 44 db. N.E.X.T., SCR of 13.5 db. Split the termination of Pairs 1 & 2 and Pairs 3 & 4 on terminal jacks as described in Item 6.

  High speed Data cable shall be Category 5, 24 AWG, solid copper, UTP with EIA rating "data grade" with white outer jacket, 100 ohm impedance, max. 17.0 pf/ft. capacitance and min. 44 db N.E.X.T., SCR of 13.5 db. Cable termination shall be Pair 1, 2, 3 & 4 per EIA/TIA 568A standard.

Cable must comply with EIA/TIA-568, ANSI/ICEA, ASTM and IEEE Standards.

  The cable insulation shall be PVC or Teflon (low smoke) depending on the installation application. Conductor color coding shall be standard EIA/TIA with outer jackets of the two Category 5 system cables, to be color distinguishable (white and blue).

NOTE:

  The cable lengths from the workstation to the patch panel shall be limited to a maximum of 300 feet. IBM Media Guide GA27-3714 shall be utilized to confirm the cable lengths. Cable runs which exceed the 300 feet shall utilize fiber optic cable in a backbone system which shall be submitted to Allstate for approval. All cable runs shall be run parallel to building column lines as specified in Section A-3.

8.	Punch Down Block:

  Furnished and installed by the Contractor. 110 type blocks shall be wired direct to the back of the modular patch panels and shall meet EIA/TIA 568A standards for Category 5, TSB-40. Alternates to be approved by AIC.

9.	Modem:	Furnished and installed by Allstate. Telephone installer to provide dedicated telephone data lines from D-Mark to modem.
10.	Controller, Server:	Furnished and installed by Allstate. Contractor to provide stacking racks as required.
11.	N.A.
12.	Data Cable/ Controller:

  Furnished and installed by Contractor for 3270 or similar system. Cable shall be coax, 93 ohm, RG62 or mini type in bundles of 32 for each controller (4 if multi-plexed). Cables to have coax connectors at each end. Hydra cables are not acceptable.

13.	Data Patch Panel:	Shall be furnished and installed by the Contractor. Shall be part of item D.18 as 32 port BNC, RJ11 to coax modular patch panel including baluns.
	NOTE:	For other systems coordinate with Allstate.
14.	Punch Down Block:

  Furnished and installed by the Contractor, Punch Down Blocks 66M-150 or 110 type shall serve as D-Mark for secondary wiring from the telephone switch. Block may be incorporated with modular patch panel. (See Item 18).

15.	Telephone Switch:	Furnished and installed by others (telephone contract is not in the scope of this project).
16.	Punch Down Block:	Furnished and installed by others. Punch Down Blocks 66M-150 or 110 type shall be D-Mark for incoming utility (telephone contract is not in scope of this project).
17.	Central Patch Racks:

  Furnished and installed by Contractor. Free-standing 19" x 84" open communications rack. Inter-panel horizontal wire managers and inter- rack vertical wire managers as well as access cable tray shall be utilized to facilitate wiring. Racks shall be firmly anchored and electrically grounded.

	NOTE:	The number of racks shall be as designed.
18.	Modular Patch Panels:

  Furnished and installed by Contractor. Panels shall be designated for the systems required. "Telephone" patch shall be 110 or 66 block to RJ45, 96 port panels for wiring of the secondary side of the telephone switch. Required number of panels shall be based on the total number of telephone extensions required.

  "Workstation" patch panels shall be 110 or 66 block to RJ45, 96 port panels for wiring of voice, modem and low speed data (three ports per workstation) and a 110 or 66 block to RJ45, 96 port panels for wiring of the high speed data (one per Workstation) patch panels.

  "Data" patch for 3270 shall be 32 port BNC RJ11 to coax for 3270 controllers. Required number of patch panels shall be based on total number of controllers. Patch Panels shall be prewired modular patch panels rated for a minimum of 16 mb transmission per EIA/TIA and TSB-40 standards. (48 port panels may be used as an alternate).

NOTE:

  Port and pin configurations shall match the system being installed. The quantity of modular patch panels is based on the total number of workstations/drops, the telephone line requirements and the total number of data controllers, for system requirements plus 20% future expansion.

19.	Patch Cords:

  Furnished and installed by Contractor. Cords shall be manufacturer supplied of various lengths for the type of system installed. Cords shall be 4 conductor, Pins 3 & 4 and 2 & 5 and 8 conductor, Pins 1 thru 8 for high speed data patches. Patch cords for different systems shall be color coded for ease of tracing their function. Vertical and horizontal wire management with D rings, or wire ties as well as detailed cabling identification shall be provided.

NOTE:

  Under the direction of Allstate, the contractor shall do the initial data and phone patching, assuring that the wire management provided is used, to provide a neat and orderly appearance. Plug type and pins shall match the system being installed. Quantity of cords shall be coordinated with Allstate.

20.	Testing, Reports, Drawings:

  Validation of the wiring system classification shall be documented. Impedance, capacitance, attenuation, near end crosstalk and SCR shall be confirmed for each wiring system as well as hardware. Standard EIA/TIA 568A, 606 and TSB-40 shall be the base line requirements. Category 5 high speed data system shall be validated to 100 MB at 100 MHz for each cable run. The test report (two (2) copies and two (2) 3-1/2" disc) shall be provided to Allstate. Each workstation wire tested shall be displayed on a single sheet of the report. Detailed reproducible as-built drawings and CAD disc shall be provided as part of the wiring system documentation.

21.	Manufacturers List
A. Equipment
AMP
Ortronics
Hamaco
Chatsworth Dracon
B-Line / Panduit
Nevada Western (T & B)
Siemons
Krone
Hubbell
B. Cable
Belden
Berk-Tek
AT&T
Comscope

  ALLSTATE DIAGRAM

  Placer Page

  [Integrated Wiring System October 1, 1997]

  ALLSTATE DIAGRAM

  Placer Page

  [Telecomm Room Market Claims Office]

  EXHIBIT "B"

  ACCESS CONTROL -

  A. Each Allstate office shall have an access control system to protect against unauthorized persons entering non-public areas. Perimeter doors shall be locked during both working and non-working hours. Interior doors as required, shall be secured. The access requirements shall be provided by Allstate.

  B. Doors which have been designated as "Secure Employee" and "Visitor" entrances and exits shall be controlled by electronic door locking hardware and access control devices. Mechanical locking devices may be used on interior doors only. Emergency exit and paths of egress must meet local and national codes for safe exiting from the premises. ADA Codes and Standards shall be incorporated for handicap entrances and exits.

  C. The access control system shall be installed by a licensed security system contractor. The system shall be reviewed and approved by Allstate Real Estate and Construction prior to installation.

  D. Manufacturers

  1. Johnson Controls

  2. Simplex

  3. A.D.T.

  4. Allstate approved equal

  EXHIBIT "C"

  GARAGE - The following requirements shall be included in the construction of a Drive-In inspection garage. See "Drive-in Claims Garage Plan" in the drawings package supporting this specification, separately distributed.

  A. Concrete floors shall be a minimum of 5" thick (3,000 psi concrete), and reinforced with 6" x 6" x #6 x #6 wire mesh and pitched to interior floor drains located under each vehicle space. Garage floor shall be 6" lower than adjacent Drive-In office space and separated by a minimum 3'-0" wide walkway. Concrete shall be sealed. No finish shall be applied that will cause slipping.

  B. Overhead doors shall consist of 10'-0" high doors for each drive-thru automobile stall. All doors shall have a glazed section, minimum of 6" high, at approximately 5'-0" above floor. Dual electronic controls shall be located both in the garage and in one adjuster's office, and have three button positions, Open, Stop, and Close. Operator must be able to view the door being closed.

  C. Exterior Pedestrian Door. One 3'-0" wide door shall be provided for exiting from the garage toward the incoming side. Door to have a minimum 5" x 20" vision panel.

  D. Inside surface of concrete block shall have block filler plus two coats of enamel paint.

  E. Lighting shall be fluorescent providing 75 maintained footcandles of illumination 30" above the finished floor. Fixtures shall run parallel to and alongside the vehicle location to illuminate top and sides and shall not be masked by the overhead door when opened. One fixture shall be on the night/emergency light circuit. One ceiling mounted, reel type trouble light shall be provided for each vehicle stall.

  F. Weatherproof duplex outlets shall be provided approximately 36" above floor at four locations. Circuits shall be G.F.I.C. protected.

  G. Heating shall be provided by thermostatically controlled unit gas heaters (or Allstate approved equal) located near the overhead doors. Heaters shall be provided at both ends of the garage. Thermostats shall be in weatherproof enclosures.

  H. Provide one cabinet mounted ABC fire extinguisher.

  I. Provide one service sink with hot and cold water. Hot water shall be supplied from a wall mounted electric heater.

  J. Provide one cold water freeze-proof hose bib in the garage for wash down.

  K. Conduit shall be provided for telephone connection to a location designated by Allstate.

  L. Provide and install a steel ladder with 30" x 30" roof hatch within the Drive-In facility for access to roof.

  ALLSTATE DIAGRAM

  Placer Page

  [Drive-In Claims Garage Plan]

  EXHIBIT "D"

  TRANSIENT SURGE & SPIKE PROTECTION

  The system shall protect the Allstate Facility's workstations throughout the rentable space as well as the Telecommunication Room power supply. The system shall be connected in parallel to the projected loads to be protected, individually fused and sized for the specific voltage and KVA load. The system shall provide wide area solid state transient voltage protection and heavy duty electronic filtering. The TVSS shall comply with UL Standard No. 1449 and 1283, IEEE 62.41 and NEC Article 240-21 and 110-9.

  The TVSS System shall be designed with high performance, matched and balanced MOV arrays for panel protection sized for each individual application. System shall monitor modes L-L, L-N, L-G and N-G with visual LED indication. Unit shall provide high frequency noise filtering up to 50 db attenuation in both normal and common modes at frequencies of 100Khz to 100Mhz. The effective speed of the sequence time shall be instantaneous with no discernible overshoot for the applied UL test voltage and simultaneous current wave. The overall system shall be rated for Commercial use and carry a minimal 5 year warranty.

  Recommended Vendors:

  Liebert Corporation ie: model #ACVII/111RKE for Telecommunication Room

  EFI Corporation

  Current Technology, Inc.

  Dynatec

  LEA Corporation

  EXHIBIT "E"

  UNINTERRUPTABLE POWER SYSTEM

  The system shall protect the Allstate Facility's Telecommunication Room's power supply. (Outline Specification Section V Paragraph D). This system shall become an integral part of the Lessor/General Contractor's responsibility for the installation and coordination. Allstate Insurance Company will purchase the system and provide all pertinent information.

  Allstate Insurance Company will supply the Vendor, equipment model numbers and personnel contacts for the receiving, installation, startup and coordination of the specified equipment. The selected Vendor shall work with the General Contractor and his Subcontractors to insure that the complete UPS system is installed, tested and software certified at the time of startup. The General Contractor shall retain project control over each of the on-site contractors with responsibility for preparing, coordinating, supervising and final cleaning of the construction area.

  BASIC SYSTEM:

  The UPS equipment shall be highly efficient on-line technology that provides complete power protection from the full range of power disturbances while keeping the protected systems on line at all times. The system shall have input current harmonic distortion of less than 3%, less the 60 db of audible noise, isolated neutral, internal maintenance bypass, static transfer switch and a minimum of 15 minutes of maintenance free battery backup. The system shall also include full Microsoft certified monitoring and shutdown capabilities along with multi-port interface units, cable and programmable relays.

  Equipment: Liebert Model #U1CC012CGF000

  12KVA, 208 volt-in/208 volt-out

  footprint: approx. 41x26x62

  full load battery time: 16 min

  approx. weight: 1310 lbs.

  BTU at full load: 4,000 BTU/HR

  EXHIBIT C

  COMMENCEMENT DATE MEMORANDUM

  With respect to that certain lease ("Lease") dated November 25, 1998, between ALLSTATE INSURANCE COMPANY, an Illinois corporation ("Tenant"), and CREEKSIDE SOUTH TRUST, a Maryland business trust ("Landlord"), whereby Landlord leased to Tenant and Tenant leased from Landlord approximately _______ rentable square feet of the building located at Creekside Business Park, Dublin, California ("Premises"), Tenant hereby acknowledges and certifies to Landlord as follows:

  (1) Landlord delivered possession of the Premises to Tenant in a Substantially completed condition on _____________________ ("Possession Date");

  (2) The Lease commenced on _______________________ ("Commencement Date");

  (3) The Premises contain _________ square feet of space; and

  (4) Tenant has accepted and is currently in possession of the Premises and the Premises are acceptable for Tenant's use.

  IN WITNESS WHEREOF, this Commencement Date Memorandum is executed this ___ day of ______________________.

  "Tenant"

  ALLSTATE INSURANCE COMPANY,

  an Illinois corporation

  By: _________________________

  Its: _______________________

  By: ________________________

  Its: ________________________

  EXHIBIT D

  RULES AND REGULATIONS

  [LANDLORD TO PROVIDE]

  EXHIBIT E

  TENANT ESTOPPEL CERTIFICATE

  The undersigned, as Tenant under that certain Multi- Tenant Office Triple Net Lease (the "Lease") made and entered into as of _________________, 19__ and between _________________________________, a ________________________ as Landlord, and the undersigned as Tenant, for Premises on the ___________ floor(s) of the Building located at _________________________, Dublin, California hereby certifies as follows:

  1. Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

  2. The undersigned has commenced occupancy of the Premises described in the Lease, currently occupies the Premises, and the Lease Term commenced on _________.

  3. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.

  4. Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:

  5. Tenant shall not modify the documents contained in Exhibit A or prepay any amounts owing under the Lease to Landlord in excess of thirty (30) days without the prior written consent of Landlord's mortgagee.

  6. Base Rent became payable on _______________.

  7. The Lease Term expires on _________________.

  8. All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder.

  9. No rental has been paid in advance and no security has been deposited with Landlord except as provided in the Lease.

  10. As of the date hereof, there are no existing defenses or offsets that the undersigned has, which preclude enforcement of the Lease by Landlord.

  11. All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through _________________. The current monthly installment of Base Rent is $__________.

  12. The undersigned acknowledges that this Estoppel certificate may be delivered to Landlord's prospective mortgagee, or a prospective purchaser, and acknowledges that it recognizes that if same is done, said mortgagee, prospective mortgagee, or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part, and in accepting an assignment of the Lease as collateral security, and that receipt by it of this certificate is a condition of making of the loan or acquisition of such property.

  13. If Tenant is a corporation or partnership, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

  Executed at __________________ on the _____ day of ______________, 19___.

  "Tenant"

  ALLSTATE INSURANCE COMPANY,

  an Illinois corporation

  By: __________________________

  Name: ________________________

  Its: _______________________

  AMENDMENT NO. 1

  TO

  MULTI-TENANT INDUSTRIAL GROSS LEASE

  THIS AMENDMENT NO. 1 TO MULTI-TENANT INDUSTRIAL GROSS LEASE (the "Amendment") is made and entered into as of the 25th day of November, 1998, by and between CREEKSIDE SOUTH TRUST, a Maryland business trust ("Landlord"), and ALLSTATE INSURANCE COMPANY, an Illinois corporation ("Tenant").

  r e c i t a l s :

  A. Landlord and Tenant are parties to that certain Multi- Tenant Industrial Gross Lease dated as of November 25, 1998, (the "Lease") wherein Landlord leased to Tenant certain premises located at 5875 Arnold Road in Dublin, California.

  B. Landlord and Tenant desire to amend the Lease, including changing the Commencement Date and revising certain provisions of the Work Letter, attached to the Lease as Exhibit B, on the terms and conditions set forth below.

  a g r e e m e n t :

  NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby amend the Lease and Landlord and Tenant agree as follows:

  1. INCORPORATION; DEFINED TERMS. The Lease, including all exhibits and schedules attached thereto, is incorporated into this Amendment by this reference. All capitalized terms used and not otherwise defined in this Amendment, but defined in the Lease, shall have the meaning set forth in the Lease.

  2. CONTRACTOR FOR TENANT IMPROVEMENTS. The first sentence of Section 2 of the Work Letter is hereby deleted and replaced with the following: "Landlord, at Tenant's direction, shall use Pepper Construction Company of San Francisco as the general contractor (the "Contractor"). As a result of Landlord agreeing to use the Contractor, Landlord shall not be responsible for any of the following: (a) payment of any expenses for the construction of the Tenant Improvements beyond the Tenant Improvement Allowance; (b) the date of Substantial Completion, as defined in Section 2.1 of the Work Letter, of the Premises, including any delays beyond the Commencement Date, as defined in Paragraph 2.1 of the Lease [as amended in this Amendment]; (c) quality of workmanship provided by the Contractor or for any defects in the construction work or materials used in the construction of the Tenant Improvements, with any warranty work related to the Tenant improvements required to be performed after Substantial Completion being the sole responsibility of Tenant, at Tenant's sole cost and expense; and (d) compliance with all applicable local, state and federal codes with respect to the Tenant Improvements."

  3. COMMENCEMENT DATE. Pursuant to Paragraph 2.1 of the Lease, and notwithstanding anything to the contrary in the Lease, the Commencement Date shall be April 1, 1999.

  4. MISCELLANEOUS.

  (a) Effect of Amendments. Except to the extent the Lease is modified by this Amendment, the remaining terms and provisions of the Lease shall remain unmodified and in full force and effect. In the event of conflict between the terms of the Lease and the terms of this Amendment, the terms of this Amendment shall prevail.

  (b) Entire Agreement. This Amendment embodies the entire understanding between Landlord and Tenant with respect to its subject matter and can be changed only by an instrument in writing signed by Landlord and Tenant.

  (e) Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one in the same Amendment.

  (d) Corporate and Partnership Authority. If Tenant is a corporation or partnership, or is comprised of either or both of them, each individual executing this Amendment for the corporation or partnership represents that he or she is duly authorized to execute and deliver this Amendment for the corporation or partnership and that this Amendment is binding upon the corporation or partnership in accordance with its terms.

  Except as modified herein, all other terms and conditions of the Lease between the parties above described shall continue in full force and effect.
LANDLORD: CREEKSIDE SOUTH TRUST, a Maryland business trust By: /s/ Title: ____Gary E. Block, Vice President Date: _______February 9, 1999

  TENANT:

  ALLSTATE INSURANCE COMPANY, an Illinois corporation

  By: /s/
  Title: William B. Moston, Asst. V.P., Corporate Real Estate and Construction
  Date:_______January 28, 1999

  By: _____________________
  Title: ______________________>
  Date: ______________________

  SECOND AMENDMENT TO LEASE

  This Second Amendment to Lease ("Agreement") is made and entered into as of August 7, 2002, by and between Glenborough Properties, L.P., a California limited partnership, ("Landlord") and Allstate Insurance Company, an Illinois corporation ("Tenant").

  r e c i t a l s :

  This Agreement is made with reference to the following facts and objectives:

  A. By Multi-Tenant Industrial Gross Lease (Base Year) by and between Creekside South Trust, a Maryland business trust, and Tenant dated as of November 25, 1998, and by Amendment No. I to Multi-Tenant Industrial Gross Lease by and between Creekside South Trust and Tenant dated as of November 25, 1998, (together, the "Lease") Tenant leased the Premises depicted in Exhibit "A" to the Lease and described in the Basic Lease Information of the Lease as approximately 17,315 rentable square feet in the eastern end of the Building located at 5875 Arnold Road, Dublin, California 94568-3167 in the Project formerly referred to as Creekside Business Center but now known as Creekside Business Park.

  B. Landlord has succeeded to the interests of Creekside South Trust in the Lease and in the Premises.

  C. Landlord and Tenant desire to provide for an option to terminate the Lease early by Landlord, and to otherwise modify and amend the Lease, on and subject to the terms, covenants, and conditions set forth below.

  NOW, THEREFORE, Landlord and Tenant hereby agree as follows:

  a g r e e m e n t :

  Tenant has advised Landlord that it intends to relocate to other premises in the fourth quarter of 2002, and is in the process of advertising the Premises for sublease. Landlord would also like to actively market the Premises, so that Landlord can attempt to obtain a longer lease term or a direct lease, and Tenant has agreed that Landlord may do so, provided that each party may market the space on a non-exclusive basis. Landlord and Tenant shall keep each other apprised of their marketing efforts and of any potential interest in the Premises, but shall not be required to release confidential information to each other.

  In the event that Landlord locates a potential new tenant for the Premises or otherwise desires to recapture the Premises, Tenant agrees that Landlord shall have an option to terminate the Lease early, on thirty (30) days written notice given in the manner set forth in Section 18.6. of the Lease. Such termination shall be effective on the later of the thirtieth (30th) day after notice, or on the date Tenant has relocated to its new premises and vacated the Premises. Landlord may not exercise this option to terminate early if Tenant has given Landlord written notice that it has entered into a letter of intent to sublease the Premises, or has actually subleased the Premises. Following Tenant's receipt of the notice of termination, the parties shall enter into Landlord's standard form of early termination agreement, except that no early termination fee shall be required of Tenant. This option to terminate early shall revive upon expiration or termination of any sublease by Tenant, on the same terms and conditions.

  Landlord's Address for Notice as set forth in the Basic Lease Information of the Lease shall be modified and amended, as of the Effective Date, to delete the former addresses and to replace them with the following:

Glenborough Properties, L.P.
c/o Glenborough Realty Trust Incorporated
400 S. El Camino Real, 11th Floor
San Mateo CA 94402

Attn: Legal Department

Telephone: 650-343-9300
Facsimile: 650-343-1046

With a copy to:

Glenborough Properties, L.P.,
c/o Glenborough Management Office
400 S. El Camino Real, Suite 775
San Mateo CA 94402

Rent shall remain payable as previously directed by Landlord and as may be subsequently directed by Landlord.

7. All other terms, covenants, and conditions of the Lease shall remain in full force and effect.

This Agreement modifies and amends the Lease. To the extent there are any inconsistencies between this Agreement and the Lease, the terms, covenants, and conditions of this Agreement shall govern. Capitalized terms not defined herein are defined in the Lease.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Agreement as of the date first above written.

LANDLORD:

GLENBOROUGH PROPERTIES, L.P.,
a California limited partnership

By: Glenborough Realty Trust Incorporated,
a Maryland corporation
Its General Partner

By: ________/s/___________________
Its: Vice President

TENANT:

ALLSTATE INSURANCE COMPANY,
an Illinois corporation

By: ____________/s/___________________

William B. Moston

Its: Assistant Vice President

EXHIBIT B

DESCRIPTION OF SUBLEASED PREMISES

[TO BE ATTACHED]

EXHIBIT C

DESCRIPTION OF AND THE TERMS AND CONDITIONS OF LEASING THE EQUIPMENT

    A. Lease of Equipment. Sublandlord hereby leases to Subtenant, and Subtenant hereby leases from Sublandlord the Leased Equipment, which is described on Exhibit C-1, attached hereto and incorporated herein by reference, for the duration of the Sublease Term and at no additional cost to Subtenant. Subtenant accepts all items of the Leased Equipment in their "As Is, Where Is" condition, without any warranties, either express or implied, and with all faults, including, but not limited to, both latent and patent defects. Subtenant shall have no affirmative obligation to maintain the Leased Equipment (other than the mechanical equipment included therein in which case, Subtenant shall be responsible for normal, periodic, and reasonable maintenance and repair, but not replacement or restoration) during the Sublease Term. Unless Subtenant exercises its option to purchase the Leased Equipment as provided below, upon the expiration of the Sublease Term, Subtenant shall deliver the Leased Equipment to Sublandlord in the same condition in which Subtenant received it, subject to normal wear and tear and casualty loss. Subtenant has the option to purchase the Leased Equipment for the sum of Ten Thousand and NO/100 Dollars ($10,000.00). If Subtenant elects to exercise its option to purchase the Leased Equipment, Subtenant shall give Sublandlord notice of exercise on or before February 1, 2004, and shall remove the Leased Equipment from the Leased Premises on or before March 30, 2004.

B. Insurance. Subtenant shall maintain and provide Sublandlord evidence of adequate property damage insurance and standard fire and extended coverage insurance to cover the full replacement cost of the Equipment, naming Sublandlord and Landlord as additional insured parties.

C. Indemnification. Subtenant shall indemnify, hold harmless and defend Sublandlord from all claims, actions, liabilities, damages, expenses and judgments (including but not limited to reasonable attorneys' fees, reasonable investigative and discovery costs and all other sums) on account of Subtenant's breach of this Sublease and/or any injury to persons, loss of life or damage to property occurring during delivery to or from, on, in, and about the location where the Leased Equipment is located or with respect to any claims relating to use of the Leased Equipment by Subtenant or its agents.

D. Location and Use of the Leased Equipment. At all times during the Sublease Term, the Leased Equipment shall remain located at/in the Subleased Premises and shall be used for business and/or commercial purposes and not primarily for personal or household purposes.

E. Condition of the Leased Equipment. Subtenant acknowledges and agrees that Subtenant has been given the opportunity to inspect the Leased Equipment prior to the execution and delivery of this Sublease and has found the same satisfactory for all purposes hereunder. Subtenant accepts the Leased Equipment in their "As Is, Where Is" condition, without warranties, either express or implied (including, but not limited to any warranty of merchantability or fitness for a particular purpose), and with all faults (including, but not limited to, both latent and patent defects).

F. Risk of Loss. Subtenant shall keep the Leased Equipment and Subtenant's interest in this Sublease free and clear of all liens and encumbrances of any type whatsoever, and hereby indemnifies and holds Sublandlord harmless from any loss caused thereby. Subject to the terms of the Master Lease and Sublease, Subtenant shall bear the entire risk of loss, theft, damage or destruction of the Leased Equipment, and no loss, theft, damage or destruction shall relieve Subtenant of any obligation hereunder, including payment of Rent.

G. Sublandlord's Inspection and Recovery of Possession of the Leased Equipment. In the event that it shall be necessary for Sublandlord or its designee to enter any location where the Leased Equipment is kept to inspect the Leased Equipment or to recover possession of the Leased Equipment upon the expiration or earlier termination of this Sublease and the Master Lease, Subtenant agrees to take all reasonable steps so that Sublandlord or such designee may do so during Subtenant's normal business hours after Sublandlord gives Subtenant five (5) days prior written notice. Sublandlord further agrees that Sublandlord shall be liable to Subtenant for any damage arising out of such entry and performance or repossession, except for damages caused by Subtenant's negligence or willful misconduct and except Sublandlord shall only be liable for damages ariaing out of such entry caused by Sublandlord's negligence and willful misconduct if such entry be as a result of Subtenant's default of this Sublease. Nothing in this Paragraph G shall govern any of Sublandlord's rights to recover any of the Leased Equipment following a Default hereunder.

H. Default. Subtenant will be in Default under this Sublease if (a) Subtenant shall fail to pay any rent hereunder within thirty (30) days after the date when such rent is due; (b) Subtenant shall fail to perform any other term or condition of this Sublease for a period of thirty (30) days after written notice thereof from Sublandlord (provided, however, if such failure shall reasonably require more than 30 days to cure, such period shall be extended as may be reasonably necessary to effect a cure); (c) Subtenant removes any of the Equipment from the location without Sublandlord's prior written consent which may be withheld for any reason or no reason; (d) Subtenant sells, transfers, encumbers, subleases or parts with possession of any Equipment; or (e) Subtenant makes a voluntary assignment for the benefit of creditors or files or has filed against it a voluntary or involuntary petition or proceeding under any bankruptcy or similar laws.

I. Remedies. Upon the happening of any event of Default, Sublandlord shall have the right to do any of the following to the greatest extent permitted by law: (a) take immediate possession of the Equipment; (b) terminate this Sublease in accordance with the Master Lease; (c) continue this Sublease in full force and effect to the end of the Sublease Term, notwithstanding the occurrence of such Default, and enforce, by all proper and legal means, Sublandlord's rights herein, including the monthly collection of Rent and other amounts due, including without limitation, late payment fees and interest to the extent permitted under the Master Lease on the amounts due under this Sublease; or (d) exercise all of the rights and remedies with respect to Subtenant that would be available to Sublandlord under the Master Lease with respect to the corresponding Default thereunder. The foregoing remedies shall be nonexclusive and in addition to any provided by law. Sublandlord shall have no obligation to exercise any such remedy, and the exercise of any thereof shall not release Subtenant from its obligations hereunder. In addition, all of Sublandlord's remedies shall be cumulative, and action on one shall not be deemed to constitute an election or waiver of any other right to which Sublandlord may be entitled.

J. Disclaimer of Representations and Warranties. SUBTENANT ACKNOWLEDGES THAT SUBLANDLORD DOES NOT HAVE EXPERTISE ABOUT OR WITH RESPECT TO THE EQUIPMENT AND IS NOT THE MANUFACTURER OR THE SUPPLIER OF THE EQUIPMENT NOR A DEALER IN SIMILAR EQUIPMENT. THE EQUIPMENT ARE SUBLEASED "AS IS," "WITH ALL FAULTS," AND SUBTENANT IS SATISFIED THAT THE SAME IS SUITABLE FOR SUBTENANT'S PURPOSES. SUBLANDLORD MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE EQUIPMENT, INCLUDING WITHOUT LIMITATION, ITS CONDITION, PERFORMANCE, ABILITY, PRESENT STATE OF REPAIR OR ABILITY TO FUNCTION IN ANY RESPECT, OR THE DESCRIPTION THEREOF SET FORTH IN EXHIBIT C-1, MERCHANTABILITY, FITNESS FOR USE, FITNESS FOR PARTICULAR PURPOSE, SUITABILITY, QUALITY, DURABILITY, VALUE, COMPLIANCE WITH SPECIFICATIONS OR REGULATIONS OR OTHERWISE. ALL WARRANTIES, INCLUDING THOSE LISTED ABOVE, ARE HEREBY EXPRESSLY DISCLAIMED.

EXHIBIT C-1

DESCRIPTION OF EQUIPMENT

114 Steelcase 6' X6'3" workstations and associated file cabinets

Lunch Room Furniture

Refrigerator

Private Office Furniture

Conference Room Furniture

Training Room furniture

Liebert 12 KVA UPS

Bookcases with glass doors

Security system

File storage racks